Exhibit 4.19.1
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
LICENSE AGREEMENT
BY AND AMONG
INDIVIOR UK LIMITED
AND
AELIS FARMA
DATED JUNE 3, 2021

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is entered into as of this 3rd day of June 2021 (the “Effective Date”), by and between Indivior UK Limited, a company incorporated in England and Wales with a registered number of 07183451 and registered office at The Chapleo Building, Henry Boot Way, Priory Park, Hull, United Kingdom, HU4 7DY (“Indivior”), and Aelis Farma, a company organized under the laws of France with a registered number of 797 707 627 and registered office at 146 rue Léo Saignat Institut François Magendie, 33000 Bordeaux, France (“Aelis”). Indivior and Aelis may be referred to herein collectively as the “Parties” and individually as a “Party”.
WHEREAS:
(A)Aelis, a clinical stage biotech company, owns or controls certain rights to the Licensed Compounds and Licensed Technology, including the right to develop, make and sell Licensed Compounds and Licensed Products (each as defined below).
(B)Indivior is engaged in the business of, among other things, developing, marketing and distributing pharmaceutical products.
(C)Indivior wishes to obtain from Aelis an option to obtain an exclusive license to develop, make and sell Licensed Products in the Field, and Aelis wishes to (i) grant such option and (ii) subject to the exercise of the option, grant such exclusive license to Indivior, on the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties, intending to be legally bound, agree as follows:
1.SECTION 1: DEFINITIONS
1.1Capitalized terms used in this Agreement shall have the following definitions:

“505(b)(2) Application”	means a new drug application filed with the FDA pursuant to 21 U.S.C. § 355(b)(2) (Section 505(b)(2) of the U.S. Food, Drug and Cosmetic Act, as amended).

“Aelis Indemnitees”	shall have the meaning set out in Section 13.1.

“Aelis Know-How”
means all Know-How Controlled by Aelis as of the Effective Date or during the Term that is reasonably necessary or useful to Develop, Manufacture or use Licensed Compounds or to Develop, Manufacture, Commercialize, use, import, offer to sell or sell Licensed Products.
provided that, with respect to any Know-How that becomes Controlled by Aelis after the Effective Date that (i) is not necessary for the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product in the Field and (ii) would trigger payments to a Third Party if included in the License herein, then such Know-How will not be included in the Aelis Know-How unless and until Indivior makes such payments.

“Aelis Patents”
means all Patents Controlled by Aelis or its Affiliate(s) at any time during the Term that claim the composition, Development, Manufacture, Commercialization or use of Licensed Compounds and/or Licensed Products, including, but not limited to, those listed in Schedule I, and excluding Joint Patents.
provided that with respect to any Patent that becomes Controlled by Aelis after the Effective Date that (i) is not necessary for the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product in the Field and (ii) would trigger payments to a Third Party if included in the License herein, then such Patent will not be included in the Aelis Patents unless and until Indivior makes such payments.

“Aelis Studies”
means all the studies that are performed by Aelis, directly or through subcontractors, during the License Term. These could be Phase I, Phase II or Phase III Studies, CMC and ADMET studies or any other studies that the JSC decides should be performed by Aelis.

“Affiliate”
means, with respect to a Party, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Party; for the purposes of this definition, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity whether through ownership of interests representing equity, securities, or partnership interests, by contract, or otherwise, or (ii) the ownership, directly or indirectly, of more than fifty per cent (50%) of the voting securities or capital stock or other ownership interest of an entity. For the purposes of the definition of Aelis Know-How, Aelis Patents and Section 2.4 of this Agreement, this definition shall exclude any direct or indirect acquirer of Aelis (the “Acquirer”) or any Affiliates of such Acquirer other than Aelis and its Affiliates prior to the acquisition of Aelis, subject to the confidentiality requirements set forth in Section 10.1.3.

“ANDA”	means an abbreviated new drug application filed with the FDA pursuant to 21 U.S.C. § 355(j) and 21 C.F.R. § 314.3.

“Applicable Law(s)”
means all federal, state, national and local laws, statutes, ordinances, rules, regulations, codes, guidelines as amended, re- enacted or in force from time to time applicable to the particular activities and jurisdictions hereunder, including, as applicable, Bribery Legislation, GCP, GDP, GMP, GLP and the rules and regulations of relevant Governmental Authorities having jurisdiction over the Research, Development, Manufacture and/or Commercialization of the Licensed Products.

“Bribery Legislation”
means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and all other Applicable Laws relating to anti-corruption or anti-bribery laws affecting companies doing business in the Territory, as well as Applicable Laws related to the prevention of fraud, racketeering, money laundering or terrorism.

“Business Day”	means a day on which banking institutions in London, England, Paris, France and Richmond, Virginia are all open for business, excluding any Saturday or Sunday.

“Calendar Quarter”	means a period of three (3) consecutive months ending on the last day of March, June, September, and December, respectively.

“Claim(s)”	means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.

“CMC”
means chemistry, manufacturing, control and other activities that deal with the nature of the drug substance and drug product, the manner in which they were developed and are made, and the control aspects of the manufacturing process.

“Commercialization” and “Commercialize”
means activities directed to marketing, promoting, packaging and distributing, supplying, offering for sale, selling or other commercial exploitation of a Licensed Product and/or importing a Licensed Product for sale.

“Control”
means, with respect to any Intellectual Property Right or other tangible or intangible property, that a Party or one of its Affiliates owns or has a license or sublicense to such right, or property, and has the ability to grant access, a license or sublicense to such right, or property, without violating the terms of any agreement or other arrangement with any Third Party.

“Controlling Party”	shall have the meaning set out in Section 11.3.1(b).

“Develop” and “Development”
means activities necessary or desirable to develop Licensed Compounds and/or Licensed Products and to obtain and maintain Regulatory Approval of Licensed Products, including, as applicable, development activities related to the process development, optimisation use and production of Licensed Products, test method development and stability testing, toxicology, clinical trials, quality assurance/quality control, delivery systems, formulation, statistical analysis, report writing, generation of data, product approval and registration activities and all activities related thereto, but excluding Research.

“Development Milestone Event”	shall have the meaning set out in Section 8.4.1.

“Development Milestone Payment”	shall have the meaning set out in Section 8.4.1.

“Disclosing Party”	shall have the meaning set out in Section 10.1.1.

“Effective Date”	has the meaning set forth in the introductory paragraph.

“EMA”	means the European Medicines Agency or any successor agency thereto.

“Europe”	means the European Union as of the Effective Date.

“Ex-US Countries”	means all countries of the world excluding the US.

“FDA”	means the United States Food and Drug Administration or any successor agency thereto.

“Field”
means all addiction and substance use disorders, compulsive disorders (e.g. gambling, binge eating, OCD, intermittent explosive disorder (IED)), cannabis use disorder, cannabis intoxication, cannabis withdrawal, other cannabis-induced disorders (e.g. cannabis-induced psychotic disorder, cannabis- induced anxiety disorder, cannabis-induced sleep disorder, and cannabis intoxication delirium), unspecified cannabis-related disorders and, subject to Indivior’s exercise of the Pain Option pursuant to Section 2.3.1, pain Indications.

“Filing Acceptance”
means, as applicable, the acceptance for filing of a complete NDA (or its equivalent) by the FDA in the United States, or acceptance for filing of a comparable application by a Regulatory Authority in another applicable jurisdiction in the Territory for the Commercialization of a pharmaceutical product.

“First Commercial Sale”
means, with respect to any given Licensed Product, on a country- by-country and Indication-by-Indication basis, the first commercial sale of such Licensed Product to a Third Party by Indivior or any of its Affiliates or any of their respective sublicensees in such country for such Indication following the applicable Regulatory Approval of the Licensed Product in such country for such Indication.

“Force Majeure Event”	has the meaning set out in Section 21.1.2.

“GCP”
means, as to the US, the UK and the European Union, good clinical practices as in effect in the US, the UK and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the US, the UK or the European Union, in each case to the extent relating to the pharmaceutical products hereunder regulations of any Governmental Authority and applicable ICH GCP.

“GDP”
means current good distribution practices with respect to the wholesale distribution of medicinal products for human use as set forth in Applicable Laws and regulations, including Directive 2001/83/EC and Commission Guideline 2013/C 343/01.

“Generic Competition”
means that, with respect to any Licensed Product in a country, the market share of the Generic Product exceeds 50%, i.e., the total sales amount of the Generic Products of such Licensed Product in such country exceeds 50% of the aggregated sales amount of such Licensed Product and Generic Products for the current Calendar Quarter (i.e., the Calendar Quarter for which Royalties are due). Such sales amount shall be determined based on data provided by a reputable Third Party data source generally accepted in the pharmaceutical industry in the relevant country and mutually agreed by the Parties, such as IQVIA.

“Generic Product”
means, with respect to any Licensed Product, (a) a drug product that is a pharmaceutical equivalent to such Licensed Product meaning that it (i) contains the same active ingredient(s), has the same dosage form and route of administration, (ii) is identical in strength or concentration to that of the given Licensed Product and (iii) is A rated in the United States (or similar designation outside the United States) (“ANDA Product”) or (b) any other drug product that (i) contains the same active ingredient(s) and the same dosage form and route of administration as the Licensed Product and (ii) references the Licensed Product as a Reference Listed Drug in the 505(b)(2) Application for such drug product or, with respect to jurisdictions outside of the US, references the data provided by Indivior in its Regulatory Submission for such Licensed Product (“505(b)(2) Product”).

“GLP”
means regulations of any Governmental Authority (including Directives 2004/9/EC and 2004/10/EC and any similar or equivalent legislation in any other relevant jurisdiction) for conducting non-clinical laboratory studies that support or are intended to support applications for Research or Regulatory Approvals, as applicable to the Development in the Territory from time to time.

“GMP”
means (a) as to the US and the European Union, good manufacturing practices and general biological products standards as promulgated by the FDA pursuant to 21 CFR Parts 210, 211, 600 and 610 and as promulgated by the European Union pursuant to Commission Directive 2003/94/EC, respectively, each as may be amended from time to time, and (b) with respect to any other jurisdiction, manufacturing practices substantially equivalent to the aforementioned good manufacturing practices as then in effect in the US or the European Union, in each case to the extent relating to the pharmaceutical products hereunder.

“Governmental Authority”
means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Handle”
shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, derivation proceedings, cancellation or nullity proceedings and opposition proceedings).

“Head License”	means the license agreement [***] dated January 21, 2020, entered into between Inserm Transfert SA, Université Bordeaux, SC Belenos (together the “Head Licensor”) and Aelis.

“ICH GCP”
means the ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and also such other good clinical practice requirements which are specified in Directive 2001/20/EC and relating to medicinal products for human use and in guidance published by the European Commission pursuant to such Directive.

“IFRS”	means International Financial Reporting Standards (IFRS).

“Indication”
means a disease classification as defined within the “International Statistical Classification of Diseases and Related Health Problems” as published on the date hereof by the World Health Organization or the DSM5; provided that, for purposes hereof, the following shall be considered different Indications: a) cessation of cannabis use in non-abstinent cannabis addicts; b) prevention of relapse in abstinent cannabis users; and c) reduction of psychotic symptomatology induced by cannabis or in dual diagnosis patients.

“Indivior Indemnitees”	shall have the meaning set out in Section 13.2.

“Indivior Patents”
any Patent that is (a) Controlled by Indivior (or its Affiliates) as of the Effective Date or at any time during the Term and/or (b) based on an invention made while carrying out the clinical studies or other activities pursuant to this Agreement where there is at least one inventor that is an employee, contractor or other agent of Indivior or otherwise obligated to assign their rights in the invention to Indivior, excluding Joint Patents.

“Indivior Studies”
means all the studies that are performed by Indivior, its Affiliates or sublicensees, directly or through subcontractors, during the License Term. These could be Phase I, Phase II or Phase III Studies, CMC and ADMET studies or any other studies that are necessary to the Development and Regulatory Approval of the Licensed Product.

“Infringement Actions”	has the meaning set forth in Section 11.3.2(c).

“Infringement Claim”	shall have the meaning set out in Section 11.3.1(a)

“Initiation”	means, with respect to a clinical study, the first dosing of the first patient in such clinical study.

“Insolvency Event”
means, with respect to either Party, that such Party:
a.gives notice to any of its creditors that it has suspended or is about to suspend payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or (being a company or limited liability partnership) is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or (being an individual) is deemed either unable to pay its debts or as having no reasonable prospect of so doing, in either case, within the meaning of section 268 of the Insolvency Act 1986 or (being a partnership) has any partner to whom any of the foregoing apply;
b.commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with any of its creditors or makes a proposal for or enters into a reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise), other than, in each case, for the purpose of a scheme for a solvent amalgamation of the other Party with one or more other companies or the solvent reconstruction of such Party or a solvent reorganisation of such Party;
c.a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding up of any of such Party, other than, in each case, a solvent liquidation of such Party;
d.an application is made to court, or an order is made, for the appointment of an administrator, or a notice of intention to appoint an administrator is filed or if an administrator is appointed, over such Party;
e.the holder of a qualifying floating charge over the assets of such Party has become entitled to appoint or has appointed an administrative receiver;
f.a person becomes entitled to appoint a receiver, compulsory manager or other similar officer over all or any of the assets of such Party or a receiver is appointed over all or any of its assets; or
g.a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of any of their assets and such attachment or process is not discharged within 90 days;
h.the opening of a judicial reorganization proceedings (procédure de redressement judiciaire) or judicial liquidation proceedings (procédure de liquidation judiciaire); or
i.any event occurs, or proceeding is taken, with respect to such Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in (a) to (h) above.

“Intellectual Property Rights”
means Patents, rights to inventions, copyright (including software) and related rights, trade marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off, rights in designs, database rights, rights in Know- How and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“Joint Patent”
means any Patent based on an invention made while carrying out the activities pursuant to this Agreement, where there is at least one inventor that is an employee, contractor or other agent of Aelis or is otherwise obligated to assign its rights in the invention to Aelis, and at least one inventor that is an employee, contractor or agent of Indivior or is otherwise obligated to assign its rights in the invention to Indivior.

“Joint Steering Committee” or “JSC”	shall have the meaning set out in Section 3.2.1.

“Know-How”
means any information or material, whether proprietary or not and whether patentable or not, which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests and results of experiments, experimentation and testing, results of research and development, laboratory records, clinical trials data, case reports, data analysis and summaries, and information in submissions to and information from ethics committees and Governmental Authorities.

“License”	shall have the meaning set out in Section 2.2.1.

“License Exercise Notice”	shall have the meaning set out in Section 2.1.2.

“License Fee”	means $[***].

“License Option Period”
means the period commencing on the Effective Date and ending three (3) months following the completion of the End-of-Phase 2 meeting (as defined in 21 CFR 312.47) between Aelis and FDA relating to the Option Study 1.

“License Term”
means with respect to any given country, the period of time commencing on the date of delivery of the License Exercise Notice by Indivior and ending on the earlier of (a) expiration of the Royalty Term in such country or (b) the termination of the Agreement in such country.

“Licensed Compound”
means (i) AEF0117 as described on Schedule II, (ii) all other pregnenolone derivatives disclosed in (a) PCT/EP2013/074886 (b) PCT/EP2019/054217 and (c) all patents and patent applications, substitutions, divisions, continuations, continuations-in-part, reissues, re-examinations, renewals, and patents of addition thereof, including all foreign equivalents thereof, substitutions, divisions, continuations, continuations-in- part, reissues, re-examinations, renewals, and patents of addition that claim priority to or from PCT/EP2013/074886 or PCT/EP2019/054217 in whole or in part.

“Licensed Product”	means a pharmaceutical product in finished form (in all formulations, dosages and delivery systems) that incorporate a Licensed Compound.

“Licensed Product Trademarks and Trade Dress”	shall have the meaning set out in Section 7.3.

“Licensed Technology”	means the (i) Aelis Know-How and (ii) the Aelis Patents and (iii) Aelis’ ownership interest in the Joint Patents.

“Losses”
means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, Taxes, liens, losses, and expenses (including reasonable fees of attorneys).

“Manufacture”
means all activities related to the manufacture of Licensed Compounds and/or Licensed Products including manufacturing supplies for Development and Commercialization, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, shipment, and regulatory activities related to any of the foregoing.

“Net Sales”
means the gross amounts invoiced by Indivior, its Affiliates or their respective Third Party sublicensees (each, an “Indivior Party”) for the sale of a Licensed Product to Third Parties, less the following deductions to the extent solely related to the Licensed Product and consistently applied through Indivior’s range of products:
(i)customary trade, quantity and cash discounts and any other adjustments, including granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or distributors, buying groups, health care insurance carriers, governments, government-subsidized programs or managed care organizations, or other institutions, adjustments arising from consumer discount programs, in each case actually allowed and taken by a Third Party with respect to amounts invoiced for such Licensed Product;
(ii)sales taxes or similar taxes, including duties or other governmental charges imposed on the sale of Licensed Product to a Third Party (excluding any taxes imposed on or measured by the net income or profits of the Indivior Party), not refundable or creditable to the Indivior Party; and
(iii)prepaid freight, insurance and handling fees actually invoiced (that are not refundable or creditable to the Indivior Party);
in each case (i)-(iii) to the extent reasonable and consistent with customary practices, as determined from books and records of the Indivior Party maintained in accordance with IFRS. Amounts invoiced for sales or other transfer of such Licensed Product between or among Indivior, its Affiliates and other Indivior Parties shall be excluded from the computation of Net Sales unless such sales are intended for end use. If a sale or transfer of Licensed Product involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale or transfer shall be the arm’s length fair market value, which generally will mean the Indivior Party’s average sales price for the Calendar Quarter.

“Option Studies”	shall have the meaning set out in Section 2.1.5(b).

“Option Study 1”	shall have the meaning set out in Section 2.1.5(b).

“Option Study 2”	shall have the meaning set out in Section 2.1.5(b).

“Orange Book”	means the FDA publication Approved Drug Products with Therapeutic Equivalence Evaluations, as may be amended from time to time.

“Pain Option”	shall have the meaning set out in Section 2.3.1.

“Pain Option Period”	means the period commencing on the Effective Date and ending upon expiry of the License Option Period.

“Patent”
means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications (including certificates of invention and certificates of correction), any reissue, re-examination, utility models or designs, renewal or extension of any such patent, any term extension, any term adjustment, a supplementary protection certificate and any confirmation patent or registration patent or patent of addition based on any such patent, all counterparts and patents and patent applications based on, corresponding to or claiming the priority date thereof in any country, and all foreign equivalents of such patents and patent applications.

“Payee”	shall have the meaning set out in Section 9.3.2.

“Payor”	shall have the meaning set out in Section 9.3.2.

“Person”
means any natural person, corporation, firm, business trust, joint venture, association, organisation, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

“Phase II Study”
means a controlled clinical study in a relatively small number of subjects (usually no more than several hundred) designed to evaluate the effectiveness of a pharmaceutical product for a particular Indication or Indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such pharmaceutical product, as further described in 21 C.F.R. §312.21(b) or equivalent studies outside of the US. By way of example, such a study may be designed to establish a dose and/or dose range for the study drug or to obtain additional safety or efficacy data to support the development of research methods and the design of Phase III research protocols in a patient population with the disease or condition under study.

“Phase III Study”
means an expanded controlled clinical study in a large number of patients (usually more than several hundred to several thousand) that is performed after preliminary evidence suggesting effectiveness of a pharmaceutical product has been obtained, and is intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such pharmaceutical product and to provide an adequate basis for physician labelling, as further described in 21 C.F.R. §312.21(c) or equivalent studies outside of the US. Such a study is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the Regulatory Submission for the Indication being studied.

“Product Liability Claim”
means any Claim that is commenced or threatened against a Party alleging product liability, product defect, design, packaging or labelling defect, failure to warn, or any similar action relating to the use or safety of the Licensed Products, as well as all resulting Losses.

“Recipient”	has the meaning set out in Section 10.1.1.

“Regulatory Approval”
means, as applicable, the approval of an NDA by the FDA in the United States or approval of a comparable application by a Regulatory Authority in another jurisdiction in the Territory for the manufacture, supply, marketing and sale of a pharmaceutical product. For clarity, “Regulatory Approval” shall not include any governmental pricing and/or reimbursement approvals and/or authorizations issued by a Regulatory Authority or any other governmental agency in any country or jurisdiction.

“Regulatory Authority”
means, with respect to any jurisdiction, the applicable Governmental Authority responsible for regulating the manufacture, distribution, marketing and/or sale of pharmaceutical products in such jurisdiction.

“Regulatory Exclusivity”
means, with respect to a Licensed Product, exclusive marketing rights or data exclusivity rights conferred by an applicable Regulatory Authority in a particular country with respect to such Licensed Product in such country.

“Regulatory Materials”
means any regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Governmental Authority that are related to Developing, Manufacturing, obtaining marketing authorisation, and/or Commercialising in a particular country or regulatory jurisdiction.

“Regulatory Submission”	means a marketing authorisation application filed with the FDA, EMA, or any comparable application or filing with any analogous Governmental Authority in the Territory.

“Research”	means the discovery, identification, research, characterization, modification, derivatization and optimization of pharmaceutical compounds and products.

“Royalty”	has the meaning set forth in Section 8.5.

“Royalty Term”
means, with respect to each Licensed Product on a country-by- country basis, the period of time beginning on the Effective Date and ending on the last of: (a) the date of expiration in such country of the last to expire Valid Claim of any Aelis Patents or (b) the date of expiration in such country of the last to expire Valid Claim of a Joint Patent, which Valid Claim was covering the composition-of-matter, formulation or method of use of the Licensed Compound or the Licensed Product that meets the requirements for listing in the Orange Book, (c) the ten (10) year anniversary of the First Commercial Sale of such Licensed Product in such country, and (d) the date of the last expiration or other termination of any applicable Regulatory Exclusivity for such Licensed Product in such country.

“Sales Milestones”	shall have the meaning set out in Section 8.4.2.

“Sales Milestone Payment”	shall have the meaning set out in Section 8.4.2.

“Scientific Paper”	shall have the meaning set out in Section 10.3

“Side Letter”	shall have the meaning set out in Section 7.4.

“Tax” or “Taxes”
means any present or future sales, turnover, income, revenue, value added taxes, levies, imposts, duties, charges, assessments and/or fees in each case in the nature of tax (including any interest thereon).

“Term”	shall have the meaning set out in Section 16.

“Territory”	means worldwide, subject to Section 17.2.

“Third Party”	means a person other than (a) Aelis or any of its Affiliates, or (b) Indivior or any of its Affiliates.

“UK”	means the United Kingdom as at the Effective Date.

“US”	means the United States of America and its territories, possessions and commonwealths.

“Valid Claim”
means a claim of (a) an issued Patent that (i) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (ii) has not expired, been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer or (b) a Patent application that has been pending for not more than seven (7) years.

“VAT”
means value added tax chargeable under or pursuant to the Council Directive 2006/112/EC or any legislation implementing such Directive, or any other sales, purchase or turnover tax and any customs or excise duties or import levies.

“Viable”
means, with respect to a Licensed Product, at the relevant time there is/are not and have not been (a) occurrences of serious adverse events in clinical trials relating to such Licensed Product, or (b) failure to achieve the efficacy endpoints of one or more clinical trials relating to such Licensed Product, but in any event in each case of (a) or (b), only if the Parties agree such occurrence or failure does render the program no longer viable in accordance with Applicable Laws.

2.SECTION 2: LICENSE OPTION; LICENSE GRANT; NON-COMPETITION
2.1License Option.
2.1.1During the License Option Period, Aelis hereby grants Indivior an exclusive option to receive an exclusive (even as to Aelis), sublicensable and transferable License (as defined below) in the Territory (the “License Option”).
2.1.2Indivior may exercise the License Option by delivering written notice thereof (“License Exercise Notice”) to Aelis within the License Option Period, and by paying Aelis the License Fee within fifteen (15) days after delivery of the License Exercise Notice. The License Option shall lapse and be of no effect should Indivior fail to deliver the License Exercise Notice within the License Option Period and pay the License Fee within the said period of fifteen days. The License Option Period shall terminate for purposes hereof upon payment of the License Fee following delivery by Indivior of the License Exercise Notice.
2.1.3If Indivior has decided to not exercise the License Option before the end of the License Option Period, Indivior may elect to terminate the License Option Period by sending a written notice to Aelis waiving its right to exercise the License Option. This Agreement shall automatically terminate upon receipt of such written notice.
2.1.4If Indivior fails to deliver a License Exercise Notice within the License Option Period, it shall be deemed to have waived any right to exercise the License Option and this Agreement shall automatically terminate upon expiration of the License Option Period.
2.1.5During the License Option Period:
(a)Aelis shall deliver to Indivior all studies, study results, chemical structure information, records and other materials related to the Licensed Compounds that are reasonably requested by Indivior in connection with its due diligence and evaluation of the Licensed Compounds and its exercise of the License Option. Indivior and its representatives shall be permitted to make reasonable inquiries of Aelis to the extent possible through the JSC or otherwise through its CEO or the point of contact designated by the CEO regarding the Licensed Compounds and the Option Studies.
(b)Promptly after the Effective Date, Aelis will use commercially reasonable efforts to perform (i) a multicentric Phase IIb study with Columbia University as coordinating center that evaluates the effects of AEF0117 on cannabis intake in Cannabis Use Disorders patient CUD in demand for treatment, which protocol may, for the avoidance of doubt, be modified by Aelis for regulatory reasons, including upon request by the FDA, subject to discussion and review by the JSC (the “Option Study 1”); (ii) the Fertility and Embryonic Development Study (FEED), also named Segment I of the Developmental and Reproductive Toxicity Studies (DART) according to guidance ICH S5(R3): Detection of Reproductive and Developmental Toxicity for Human Pharmaceuticals (Revision 3, May, 2021) in full compliance with GLP (the “Option Study 2”, and together with the Option Study 1, the “Option Studies”). The protocol for the Option Study 1 and a description of the Option Study 2 are set forth in Schedule III.
2.2License Grant
2.2.1During the License Term and subject to Aelis’ retained rights as set forth in Section 2.2.4, Aelis hereby grants to Indivior an exclusive (even as to Aelis), sublicensable, transferable license under the Licensed Technology to Develop, use, Manufacture, have Manufactured, import, export, obtain Regulatory Approval and Commercialize the Licensed Compound(s) and/or Licensed Product(s) for use in the Field and in the Territory (“License”).
2.2.2Indivior shall have the right to grant sublicenses under the License to its Affiliates and Third Parties, subject to this Section 2.2.2. Indivior shall provide Aelis with written notice at least twenty-five (25) days prior to granting any sublicense under the License to enable Aelis to seek approval for such sublicense from the Head Licensor pursuant to the Head License. Aelis shall promptly, but in any event, within five (5) days after receiving the Sublicense Notice, deliver the Sublicense Notice to the Head Licensor pursuant to the Head License. In the event that, within twenty (20) days of delivery by Aelis of such notice to the Head Licensor (“Notice Period”), the Head Licensor does not approve such sublicense pursuant to the terms of the Head License, then Aelis shall promptly notify Indivior and Indivior shall not grant such sublicense. Notwithstanding the foregoing, failure by Head Licensor to respond within the Notice Period shall constitute acceptance of the sublicense. A copy of each sublicense granted by Indivior will be provided to Aelis promptly after execution thereof.
2.2.3All such sublicenses shall be consistent with this Agreement including, without limitation, that the Sublicensee shall be bound by the provisions of Section 2.4 (Non- Competition) as if it is a Party to this Agreement and shall terminate automatically on the termination of this Agreement. Indivior shall not grant sublicenses or appoint sublicensees other than in accordance with Section 2.2.2 and Section 2.2.3 and shall in all cases remain responsible for any acts or omissions of its sublicensees exercising rights under a sublicense of the rights granted by Aelis to Indivior under this Agreement to the same extent as if such acts or omissions had been taken by Indivior itself. For the avoidance of doubt, Aelis shall have no right to, and shall not, grant any sublicenses to any Person under the Licensed Technology with respect to the Licensed Compound(s) and/or Licensed Product(s) in the Field and in the Territory.
2.2.4Except as expressly provided in this Agreement, neither Party grants to the other Party any right or license in any Intellectual Property Rights, whether by implication, estoppel or otherwise. In particular, subject to Section 2.4 and Section 10.3 with respect to publications, Aelis retains the right (i) to conduct Research with the Licensed Compound and Licensed Product inside and outside of the Field solely for the purpose of conducting lab experiments and for publishing certain Scientific Papers, (ii) to exploit directly or indirectly the Licensed Technology for compounds and products other than the Licensed Compounds and Licensed Products inside or outside of the Field.
2.2.5Indivior acknowledges and agrees that the Know-How licensed by Aelis pursuant to the Head License has been licensed on a non-exclusive basis and that the Head Licensor has retained the right to use certain Licensed Technology for certain educational, academic and research purposes pursuant to the terms of the Head License; provided that Aelis covenants and agrees that it shall not, directly or indirectly, provide Licensed Compounds to the Head Licensor except as approved by the JSC.
2.3Option for Pain Indication
2.3.1Aelis hereby grants to Indivior the option to expand the Field to include pain Indications (“Pain Option”) at any time during the Pain Option Period. Indivior may exercise the Pain Option by delivering written notice thereof to Aelis within the Pain Option Period.
2.3.2In the event that Indivior does not exercise the Pain Option during the Pain Option Period, the Pain Option shall terminate and Aelis shall have the right to pursue pain Indications for pregnenolone derivatives and any other compounds that are not Licensed Compounds, subject to Section 2.4. In the event that Aelis pursues such pain Indications, Aelis shall keep Indivior informed of (i) the start of a Development program in the pain Indication and (ii) Aelis’ decision to start a partnering process for this Indication so that the Parties may consider strategic partnerships with respect thereto.
2.4Non-Competition
2.4.1During the License Option Period, Indivior and its Affiliates shall not Research, Develop, Manufacture or otherwise Commercialize any Licensed Compound, Licensed Product or any pregnenolone derivatives inside or outside of the Field in the Territory.
2.4.2During the License Term in any country:
(a)neither Party, by itself, its Affiliates or through any Third Party (including, with respect to Indivior, its sublicensees pursuant to Section 2.2.2), shall Research, Develop, Manufacture or otherwise Commercialize any Licensed Compound or Licensed Product inside or outside of the Field in such country, except as permitted pursuant to this Agreement;
(b)neither Party may, by itself or its Affiliates or through any Third Party (including, with respect to Indivior, its sublicensees pursuant to Section 2.2.2), Develop, Manufacture or Commercialize any pregnenolone derivatives in the Field in such country, other than Licensed Compounds or Licensed Products pursuant to this Agreement, including Section 2.3;
(c)neither Party may, by itself or its Affiliates, or through any Third Party (including with respect to Indivior, its sublicensees pursuant to Section 2.2.2), Develop, Manufacture or Commercialize any CB1 antagonists in the Field in such country; and

(d)Indivior, its Affiliates or its sublicensees pursuant to Section 2.2.2 shall not Research, Develop, Manufacture or Commercialize Licensed Compounds or Licensed Products outside of the Field in the Territory.
2.4.3Notwithstanding the foregoing, (i) during the License Option Period, Aelis shall have the right to engage in Research and Development activities with respect to the Licensed Compounds or Licensed Products inside or outside of the Field; provided that Aelis shall consult with the JSC with respect to any such Development activities; and (ii) during the Term, Aelis shall have the right to engage in Research activities with respect to the Licensed Compounds or Licensed Products inside or outside of the Field solely for the purpose of conducting lab experiments and for publishing certain Scientific Papers, subject to Section 10.3.
2.5Rights Under Bankruptcy
If Aelis or an Affiliate become subject to bankruptcy proceedings in the US, then the Parties agree that all rights and licenses granted under or pursuant to any section of this Agreement in connection with US intellectual property rights are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. Indivior, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against an Affiliate of Aelis under the Bankruptcy Code, Indivior will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in Indivior’s possession, will be promptly delivered to it upon Indivior’s written request thereof. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code. Aelis agrees that it shall not take any action in any bankruptcy proceeding or in any other judicial, administrative, arbitral or other proceeding to reject, object to or challenge the legality, validity or enforceability of any of this Agreement or any rights granted herein.
3.SECTION 3: INDIVIOR STUDIES; JOINT STEERING COMMITTEE
3.1Indivior Studies.
3.1.1As soon as reasonably practicably after commencement of the License Term, Indivior shall use commercially reasonable efforts to conduct the Phase III Study and any other necessary, clinical, non-clinical, and CMC, studies required by Regulatory Authorities to submit a Regulatory Approval application to the FDA and in Europe. These studies, clinical, non-clinical, and CMC, on AEF0117 will be first approved by the JSC. It is agreed that after the commencement of the License Term, clinical, non-clinical, and CMC studies may be conducted simultaneously in order to satisfy the regulatory requirements necessary for the submission of the Regulatory Approval of a Licensed Compound.
3.1.2Pursuant to Section 3.2, the JSC may also propose to Aelis to perform some of the Indivior Studies. Aelis may accept to perform one or more of such studies and, subject to Section 3.1.4, at Indivior’s costs, on a full cost basis.

3.1.3Without limiting the foregoing, the Parties agree that Indivior shall use commercially reasonable efforts to (i) obtain approval by the applicable institutional review board to perform and (ii) if such approval is obtained, perform, one or two Phase III Studies to evaluate the effects of AEF0117 in one or more Indications, such Indications selected by Indivior at its sole discretion. The following separate clinical Indications are foreseen at the time of the Agreement:
(i)psychotic symptomatology in cannabis-induced psychosis or in dual diagnosis patients (schizophrenic using cannabis) and/or other toxic effect of cannabis requiring hospitalization.
(ii)the prevention of relapse in cannabis use in abstinent cannabis addicts; and
(iii)the cessation of cannabis use in non-abstinent cannabis addicts.
3.1.4If, at any time during the License Term, Aelis receives grants or other Third Party funding to finance any of Aelis Studies, the Parties will equally share the revenues from such sources (the “Shared Grants”), excluding any tax credit, loans and grants from French national, regional or local authorities or organizations, which will be retained by Aelis. For clarity, half of the amount of Shared Grants covering expenses of the Aelis Studies, will be deducted from the amount of the costs of the study that should have been repaid by Indivior or refunded to Indivior if Indivior has already made such payments.
3.1.5Subject to Section 3.1.4 and Section 3.2, Indivior will bear the full reasonable and documented costs of the Aelis Studies which will be paid to Aelis on quarterly basis.
3.2Joint Steering Committee.
3.2.1Within sixty (60) days after the Effective Date, the Parties shall establish a joint development committee (the “Joint Steering Committee” or “JSC”). The JSC shall be responsible during the License Option Period and the License Term for:
(a)determining (i) the scope of the Indivior and Aelis Studies, including the Indications that will be evaluated, (ii) the design and scientific coordination of such studies, (iii) the costs of such studies and payment schedule thereof if any of these study are Aelis Studies and (iv) the regulatory strategy and interactions with worldwide Regulatory Authorities related to the CMC, preclinical and clinical development (including any required paediatric study);
(b)determining the Party that will conduct the Indivior Studies or any other study necessary to the development of AEF0117;
(c)during the License Option Period, discussing the status of the Option Studies and any developments relating thereto, including reviewing and discussing any proposed changes to the protocol of the Option Studies;
(d)during the License Option Period, establishing a Development plan for nonclinical and CMC studies in order to satisfy the regulatory requirements necessary for a Licensed Compound to enter a Phase III Study and obtain Regulatory Approval. The JSC will determine when it is the ideal time to conduct these studies. If Indivior decides that one or more of these studies should be performed during the License Option Period by Aelis and the studies are approved by the JSC, the reasonable and documented costs of these studies shall be refunded by Indivior to Aelis on a full cost basis;
(e)discussing additional studies that Aelis may conduct in its sole discretion during the License Option Period to accelerate the Development, provided that, notwithstanding Section 3.2.4(a), if and only if such studies are approved by Indivior, their reasonable and documented costs will be refunded by Indivior to Aelis on a full cost basis; and
(f)during the License Term, discussing Indivior’s Development and, when applicable, Commercialization plans and timelines in reasonable detail and any update thereof, including a summary of the work performed in the past 12 months, the works in progress and the anticipated activities including the anticipated timeline of achievement of the Development Milestones, Regulatory Approvals, launch, the status of Manufacture and any sublicensing process (the “Plans”).
3.2.2The JSC will be composed of an equal number of representatives appointed by each of Indivior and Aelis. Each individual appointed will be an employee or contractor of such Party or such Party’s Affiliate. Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party. Each JSC representative will be subject to confidentiality obligations no less stringent than those in Section 10.
3.2.3From and after establishment of the JSC until the approval of the last filing of a Regulatory Submission hereunder by Indivior with respect to a Licensed Compound or Licensed Product, the JSC shall meet at least once each Calendar Quarter. Such meetings shall place on the dates and times, and may be in person or by audio or video conference, as the JSC representatives may agree. No action taken at a meeting will be effective unless at least one representative of each Party is present or participating. Neither Party will unreasonably withhold attendance of at least one representative of such Party at any meeting of the JSC for which reasonable advance notice was provided. Each Party shall bear the costs and expenses incurred by its own JSC representatives in participating in the JSC meetings.
3.2.4The Parties will endeavor in good faith to reach unanimous agreement with respect to all matters within the JSC’s authority. Should the JSC not be able to reach unanimous agreement with respect to such matter at a duly called meeting of the JSC, then:
(a)Subject to sub clause (b) below, for all matters during the License Option Period, including any Option Studies or other study to be performed during the License Option Period, the decision of Aelis shall prevail, provided that Aelis shall use good faith efforts to take into account Indivior’s comments.
(b)For all matters during the License Term including all studies that will be initiated after the exercise of the License Option by Indivior, and will be performed either by Aelis or Indivior, the decision of Indivior shall prevail, provided that Indivior shall use good faith efforts to take into account Aelis’ comments.
3.2.5Notwithstanding the foregoing, Indivior shall not take the following decision without Aelis’ consent:
(a)decrease the number of Phase III Studies or nonclinical and CMC studies necessary to file for Regulatory Approval in the US and EU after such number of studies is approved by the JSC, provided that such approval is mutually agreed by both Indivior and Aelis.
4.SECTION 4: DEVELOPMENT
4.1Except as set forth in Section 3.1, during the License Term, Indivior shall have the sole right to Develop the Licensed Compounds and Licensed Products in the Field and shall control all aspects of such Development at its own cost and expense (except as otherwise expressly set forth herein).
4.2Upon request by Indivior, Aelis shall provide reasonable assistance to Indivior in connection with Development of the Licensed Compounds and Licensed Products. The first [***] hours of such assistance shall be at Aelis’ cost but any hours of Aelis’ personnel time in excess of [***] hours shall be charged to and be payable by Indivior; provided that Aelis shall not exceed such initial [***] hours of service without the prior consent of Indivior. All reasonable and documented amounts owed by Indivior to Aelis pursuant to this Section 4.2 shall be reimbursed to Aelis within thirty (30) days after receipt of an invoice therefor.
5.SECTION 5: REGULATORY RESPONSIBILITIES
5.1As between the Parties, during the License Term, on a Licensed Product-by-Licensed Product basis, and except for the Aelis Studies and the other activities to be conducted by Aelis pursuant to Section 3.1, Indivior (through its Affiliates and agents) shall have the sole right to (a) prepare and file all Regulatory Materials and seek and maintain all Regulatory Approvals for Licensed Products, including preparation of all Regulatory Materials (including in connection with labeling and packaging for Licensed Products) and communications with applicable Governmental Authorities and (b) complete all pharmacovigilance responsibilities required under and in accordance with Applicable Laws. Through the JSC, Indivior shall provide to Aelis (a) copies of Regulatory Submissions with respect to the Licensed Compounds or Licensed Products prior to the filing thereof and all material correspondence it receives from, a Regulatory Authority, and, (b) copies of the proposed labeling for the Licensed Product.
5.2As between the Parties, Indivior shall own all Regulatory Approvals for Licensed Products in the Territory.
6.SECTION 6: TECHNOLOGY TRANSFER
6.1Technology Transfer
6.1.1Within thirty (30) days after the commencement of the License Term or at such other time as determined by the JSC, Aelis shall disclose to Indivior all relevant information as shall become available to it relating to the Licensed Technology, Licensed Compounds and Licensed Products. If and as requested by Indivior, Aelis will disclose to Indivior or any Regulatory Authority all relevant information in its possession required for Indivior to register for sale or obtain Regulatory Approval for the Licensed Products.
6.1.2Within thirty (30) days after commencement of the License Term or at such other time as determined by the JSC, Aelis will make available to Indivior all Aelis Know-How that is reasonably necessary, or useful, for Indivior to Develop and/or Commercialize Licensed Products, including all research data, pharmacology data, preclinical data, and/or clinical data for the Licensed Compounds.
6.1.3Within ninety (90) days after commencement of the License Term, Aelis shall promptly provide technical assistance to Indivior as Indivior reasonably requests regarding the Licensed Technology for the Licensed Compound and/or the Licensed Product, and Indivior’s efforts with respect to obtaining Regulatory Approval for any Licensed Products.
6.1.4Aelis shall use commercially reasonable efforts to transfer to Indivior all rights Aelis may have in any agreements with Third Parties to the extent such rights relate to Manufacturing; provided that if Indivior requests Aelis to transfer such agreements to a Third-Party, Indivior shall bear Aelis’ out-of-pocket costs of such transfer.
7.SECTION 7: COMMERCIALIZATION
7.1Right to Commercialize
7.1.1As between the Parties, Indivior shall have the sole right to Commercialize the Licensed Products in the Field and shall control all aspects of Commercialization, including: (a) receiving, accepting and filling orders for Licensed Products in the Field, (b) handling all returns of Licensed Product in the Field, (c) controlling invoicing, order processing and collection of accounts receivable for the sales of Licensed Product in the Field, (d) distributing and managing inventory of Licensed Product in the Field, and (e) the sale of Licensed Products in the Field, including the price or prices at which each Licensed Product will be sold, any discount applicable to payments or receivables, and similar matters.
7.1.2Upon Indivior’s reasonable request, Aelis shall provide reasonable assistance to Indivior in connection with Commercialization of the Licensed Product in the Field, provided that Indivior shall bear all Third Party expenses related to such assistance, as applicable.
7.2Diligence & Reporting. Indivior shall use commercially reasonable efforts to Develop at least one Licensed Product and use commercially reasonable efforts to Commercialize at least one Licensed Product in the Territory. For purposes of the foregoing, commercially reasonable efforts means the commitment of efforts and resources by Indivior, consistent with those normally applied in the pharmaceutical industry by companies of similar size and with similar resources as Indivior with respect to a compound or product having similar regulatory factors and similar market potential, profit potential and strategic value, and that is at a similar stage in its development or product life cycle as the Licensed Compound or Licensed Product; provided that in no event shall commercially reasonable efforts require Indivior to take any actions that require Indivior to incur costs or liabilities out of proportion to the benefits under this Agreement. Indivior shall not be in breach of this Section 7.2 to the extent any failure or delay by Indivior in Developing or Commercializing any Licensed Product is the result of any action or omission by Aelis, including any delays or failure to provide Licensed Product as clinical trial material. Without limitation to the foregoing, Indivior’s Development and Commercialization activities shall include and be consistent with the obligations set forth in the Head License, subject to the Side Letter (as defined below). Following dismantlement of the JSC, Indivior shall submit its update of the Plans to Aelis in June and December of each year, and will offer to Aelis the ability to discuss the same by telephone or in person.
7.3Trademarks and Trade Dress. Indivior shall have the right, in its sole discretion, to select, register and own the trade marks, trade dress, logos, slogans and internet domain names with respect to the Licensed Products (collectively, the “Licensed Product Trademarks and Trade Dress”), except for the name and trademark, if any, that define the pharmacological class (i.e. CB1-SSi) or the pharmacological name of the compound as will be notified by Aelis to Indivior. If Aelis files a trade mark or other Intellectual Property Right on such names and trade mark, Aelis will grant to Indivior a non-exclusive, fully paid-up license thereunder for the Licensed Product in the Field and for the duration of the License Term. As between the Parties, Indivior shall own all rights to Licensed Product Trademarks and Trade Dress (in each case, together with all goodwill associated therewith).
7.4Side Letter Agreement. Prior to the Effective Date, Aelis and the Head Licensor shall enter into a side letter agreement, in the form of Exhibit A (“Side Letter”), which provides, in pertinent part, that the Head Licensor shall have no right to terminate the Head License or convert the license thereunder into a non-exclusive license as a result of any failure by Indivior or Aelis to obtain Regulatory Approval for, or Commercialize, the Licensed Product so long as Indivior is not in material breach of Section 7.2 hereof. Aelis shall deliver a duly executed copy of such Side Letter to Indivior on the Effective Date.
7.5Head License. Aelis will maintain in full effect and perform all of its obligations in a timely manner under the Head License. Aelis will not take any action or omit to take any action that would cause Aelis to be in breach of the Head License or give rise to a right by Head Licensor to terminate the Head License. Aelis will use commercially reasonable efforts to facilitate any communications between Indivior and the Head Licensor required for Indivior to exercise the rights granted to Indivior under this Agreement and will use commercially reasonable efforts to cause the Head Licensor to perform all of its obligations under the Head License. In the event that the Head License is terminated by the Head Licensor for reasons not attributable to Indivior's breach of this Agreement, and, as of the effective date of such termination, this Agreement has not otherwise expired or been terminated, Indivior, to the extent permitted by the Head License, will have the right without prejudice to its other remedies against Aelis, at Indivior’s election, to convert the sublicenses granted under this Agreement by Aelis to Indivior under the Head License to a direct license from the Head Licensor to Indivior on the terms and conditions contained in the Head License (with Indivior assuming the applicable obligations of Aelis thereunder) or such other terms and conditions as may be negotiated by Indivior and the Head Licensor. In such case, Indivior may deduct all payments that it will owe to the Head Licensor under such direct license from the payments due to Aelis under this Agreement, provided that, subject to the Head Licensor agreeing in the Side Letter that it will not require in such direct license any payments in consideration of the license rights currently granted pursuant to this Agreement that exceed the payments due to the Head Licensor that are currently contemplated in case of (i) direct exploitation under the Head License pursuant to Section 5.4.1 of the Head License and (ii) payments under Section 5.3 of the Head License (together, the “Current Head License Payments”), then such deductions cannot exceed the Current Head License Payments.

8.SECTION 8: PAYMENTS
8.1License Option Fee. As consideration for the exclusive License Option granted to Indivior pursuant to Section 2.1, Indivior shall pay to Aelis an amount equal to $[***], payable within 15 days after the Effective Date.
8.2License Fee. In the event that Indivior exercises the License Option, as partial consideration for the License granted to Indivior hereunder, Indivior shall pay to Aelis the License Fee within fifteen (15) days after delivery by Indivior of the License Exercise Notice.
8.3Pain Option Fee. In the event that Indivior exercises the Pain Option, in consideration thereof, Indivior shall pay Aelis an amount equal to $[***] within fifteen (15) days after exercise by Indivior of such option.
8.4Milestones
8.4.1Development Milestone Payments. In partial consideration for the License granted to Indivior hereunder, after first achievement by Indivior or its Affiliates, or by Aelis or its Affiliates, pursuant to this Agreement, of any of the milestone events set forth in the following table (each, a “Development Milestone Event”), Indivior shall pay to Aelis the corresponding amount set forth in the following table (each, a “Development Milestone Payment”).

Development Milestone Events	With respect to one Indication for a Licensed Product
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]
5. [***]	$[***]
6. [***]	$[***]
7. [***]	$[***]
(a)For the avoidance of doubt:
(i)each Development Milestone Payment shall be payable one- time only upon the first occurrence of the event triggering the respective milestone set forth above and no payments would be owed with respect to supplementary trials of the same stage;
(b)Indivior shall notify Aelis of the achievement of each Development Milestone Event within thirty (30) days after the achievement thereof. Aelis shall notify Indivior of the achievement of each Development Milestone Event in the case of any Aelis Studies or further studies that, pursuant to this Agreement, will be performed by Aelis, within thirty (30) days after the achievement thereof.
8.4.2Sales Milestone Payments. As additional consideration for the rights granted to Indivior herein, Indivior shall pay to Aelis a one-time milestone payment (“Sales Milestone Payments”) upon first achieving each of the thresholds for the annual global Net Sales aggregated for all Licensed Products set forth below (“Sales

Milestones”). For the avoidance of doubt, each Sales Milestone Payment shall be payable one-time only upon the first occurrence of the event triggering the respective milestone provided below.

Sales Milestones	Sales Milestone Payment
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
[***] $[***]	$[***]
Total potential Sales Milestone Payments	$[***]
8.5Royalty
8.5.1As additional consideration for the rights granted to Indivior herein, during the Royalty Term (on a country-by-country and Licensed Product by Licensed Product basis), Indivior shall pay to Aelis tiered royalty payments at the rates set out below on Net Sales (“Royalty”):

Annual aggregated global Net Sales of Licensed Products	Royalty Rate
Portion of Annual aggregated global Net Sales of Licensed Products less than $[***]	[***]%
Portion of Annual aggregated global Net Sales of Licensed Products equal to or greater than $[***] but less than $[***]	[***]%
Portion of Annual aggregated global Net Sales of Licensed Products equal to or greater than $[***] but less than $[***]	[***]%
Portion of Annual aggregated global Net Sales of Licensed Products equal to or greater than $[***]	[***]%
8.5.2Notwithstanding Section 8.5.1 above, the Royalty payable with respect to any Licensed Product shall be reduced by 50% on a country-by-country basis as long as there is a Generic Competition with respect to such Licensed Product in such country.
8.6Third Party Licenses.
8.6.1In the event that it is reasonably necessary or useful for Indivior, in consultation with Aelis, to pay royalties to a Third Party (other than an Affiliate) in connection with a license for a Patent (to which such Third Party has rights), for the Development, Manufacture and/or Commercialization of a Licensed Product, then Indivior and Aelis shall equally share the responsibility for such royalties payable with respect to such Third Party licenses. Indivior shall pay such royalties to such Third Party. To recover Aelis’ share of the responsibility, Indivior may deduct fifty percent (50%) of the royalties paid to the relevant Third Party from the

Royalty due to Aelis under Section 8.5 up to a maximum amount of fifty per cent (50%) of such Royalty due to Aelis under Section 8.5.1. Indivior shall make all payments other than royalties with respect to such Third Party licenses.
8.6.2All existing licenses or contractual obligations of Aelis that are necessary for the maintenance of the licenses under the Licensed Technology for the Licensed Compound and Licensed Product in the Field as set forth in Section 2.2.1 shall be, except as otherwise expressly set forth herein, maintained by Aelis and Aelis shall pay all royalties and other fees therefor.
8.6.3Notwithstanding anything to the contrary, the Royalty rate shall not be less than 1% of the sales of the Licensed Products by Indivior Parties in the Territory as required by the Head License.
9.SECTION 9: PAYMENT TERMS
9.1Payment Methods. All amounts due hereunder will be paid in US Dollars, and all references to “$” or “Dollars” shall refer to US Dollars. For the purpose of converting any amount owed hereunder to $, such conversion shall be calculated using the exchange rate sourced at each month end from Bloomberg. All payments due to Aelis under this Agreement shall be made by wire transfer in immediately available funds to an account in designated by the applicable Party in writing.
9.2Payments.
9.2.1Royalty payments due pursuant to Section 8.5 shall be due and payable quarterly, sixty (60) days after the end of each Calendar Quarter. Indivior will accompany each payment of royalties under this Agreement with a report setting forth, on a Licensed Product-by-Licensed Product and country-by-country basis, the amount invoiced from gross sales of each Licensed Product, the number of units of Licensed Products, a calculation of Net Sales, and a calculation of the amount of Royalty payment due on such Net Sales.
9.2.2Development Milestone Payments shall be due and payable by Indivior within sixty (60) days after completion of the applicable Development Milestone Event. Together with any such payment, Indivior shall deliver a written statement of completion and other pertinent and available information.
9.2.3Sales Milestone Payments shall be due and payable by Indivior within sixty (60) days after the last day of the Calendar Quarter in which the relevant milestone event was achieved. Together with any such payment, Indivior shall deliver a report specifying, with respect to such Calendar Quarter: the total gross invoiced amount from sales of each Licensed Product in such country by or on behalf of Indivior, amounts deducted by category from such gross invoiced amounts to calculate Net Sales, and a calculation of the Sales Milestone Payment payable.
9.3Taxes
9.3.1Indivior will make all payments to Aelis under this Agreement without deduction or withholding for Taxes except to the extent that such payments are made from the UK or the US and any such deduction or withholding is required by Applicable Laws. In such case, , Indivior shall notify Aelis of such withholding requirement at least thirty (30) days in advance of the payment, cooperate with Aelis and take all reasonable actions as may be necessary to ensure that no withholding or the lowest withholding Tax possible is made on payments under this Agreement. Any Tax required to be withheld on amounts payable under this Agreement will be properly and timely paid by Indivior on behalf of Aelis to the appropriate Tax authority, Indivior shall further send evidence of the obligation together with proof of Tax payment to Aelis within thirty (30) days following such payment.
9.3.2All amounts set out or expressed in this Agreement to be payable by any Party (the “Payor”) to the other Party (the “Payee”) which (in whole or in part) constitute the consideration for a supply or supplies which attract VAT (for which the Payee (or another member of the Payee’s group) is accountable to the relevant Tax authority) shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any such supply or supplies, then the Payor shall pay to the Payee (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT at the rate prevailing at the time the supply is made on the provision by, or the procurement by, the Payee to the Payor of a VAT invoice or such other documentary evidence as the Applicable Law may require. All amounts specified in this Agreement are exclusive of VAT and any other similar taxes. Those amounts shall be payable by the Payor to the Payee against the presentation of a valid VAT invoice. If applicable, VAT, or any other similar taxes, shall become payable in addition to the amounts specified in this Agreement, subject to the normal rules.
9.4Inspection of Records.
Indivior shall keep records of its sales of Licensed Products reasonably necessary for the calculation of payment to be made to Aelis hereunder. During the Term, and for a period of one (1) year thereafter, Aelis shall have the right to have an independent certified public accountant, mutually agreed upon by Indivior, audit the records of Indivior. Aelis, upon providing at least thirty (30) days’ prior written notice to Indivior, may initiate such an audit no more than once per calendar year during the Term and one year thereafter. Any such audit shall be conducted during the normal business hours of Indivior, at a single location where Indivior shall make the records sought to be audited available, and in such a manner as shall not disrupt Indivior’ business operations. All personnel conducting the audit on behalf of the independent auditor shall enter into confidentiality agreements with Indivior. Each such audit shall be conducted at the expense of Aelis; provided that if the inspection and audit shows an underpayment of more than five percent (5%) of the amount due for the applicable period covered by the inspection, then Indivior shall reimburse Aelis for all costs incurred in connection with such inspection within thirty (30) days thereafter. Indivior shall pay to Aelis the amount of any undisputed underpayment revealed by an examination and review. Any overpayment by Indivior revealed by an examination and review shall be deducted by Indivior from the next payment due to Aelis or, if after the Term, refunded by Aelis to Indivior within thirty (30) days.
10.SECTION 10: CONFIDENTIALITY AND PUBLICITY
10.1Confidentiality
10.1.1In carrying out the terms of this Agreement, either Party may disclose (the “Disclosing Party”) to the other Party (the “Recipient”) information regarding the Disclosing Party and/or its Affiliates which is of a proprietary and of confidential nature, including any and all information, information regarding its business, know-how, methods, trade secrets, financial information, customers and technology (collectively, “Confidential Information”). Confidential Information also includes the terms of this Agreement. The Recipient shall not use the Disclosing Party’s Confidential Information for any purpose other than as permitted herein and shall not disclose the Confidential Information to any Third Party, except to its employees, directors, contractors and other representatives who have a need to know such information to fulfill the provisions and intent of this Agreement, and who are bound by written obligations of confidentiality with respect to such information. Aelis may disclose the Confidential Information to current and prospective investors or possible acquirers or partners, provided that they are bound by written obligations of confidentiality with respect to such information in a form consistent with the provisions of this clause. The Recipient agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by the Disclosing Party, as Recipient would exercise to preserve its own proprietary and confidential information, and in any case no less than a reasonable degree of care. The Recipient shall promptly notify the Disclosing Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of the Disclosing Party’s Confidential Information of which the Recipient becomes aware. Each Party shall be liable for any failure of its employees, directors, other representatives or other persons with whom they disclose Confidential Information to comply with the terms of this Section 10.
10.1.2The confidentiality obligations set forth in this Section 10 shall not apply to confidential information which: (a) is or becomes publicly known through no wrongful act or inaction of the Recipient; (b) the Recipient can demonstrate by written records was lawfully received by it from a Third-Party that is not legally or contractually prohibited from disclosing such information; (c) the Recipient can demonstrate by written records was developed by or for such Recipient independently of, and without the use of, such information disclosed by the Disclosing Party, (d) the Recipient is required by legal order to disclose, provided that the Recipient shall, where permitted, give the Disclosing Party immediate written notice of any such request so that the Disclosing Party may seek a protective order or other reliable assurance that confidential treatment will be accorded to the information so disclosed, (e) the Recipient must disclose to comply with the reporting requirements of any Applicable Laws or any securities exchange on which the securities of the Receiving Party or its Affiliates are traded, provided that the Recipient shall, where permitted, give the Disclosing Party immediate written notice of any such request so that the Disclosing Party may seek a protective order or other reliable assurance that confidential treatment will be accorded to the information so disclosed, (f) to any actual or bona fide potential investors or acquirors solely for the purpose of evaluating or carrying out an actual or potential investment or acquisition; provided that in each such case on the condition that such actual or potential investors or acquirors are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement, or (g) Indivior discloses to Regulatory Authorities in connection with obtaining Regulatory Approval or other communications relating to Commercialization of the Licensed Products.
10.1.3In the event the stock or assets of Aelis are acquired by an Acquirer during the Term, Aelis shall ensure that the Acquirer remains subject to a confidentiality agreement with respect to the Licensed Technology as it relates to the Licensed

Compound(s) and/or Licensed Product(s) in the Field and any Confidential Information of Indivior and shall create an internal firewall to protect against the use by the Acquirer of such information; provided that the aforementioned obligation shall not apply to any Aelis Know-How that does not exclusively relate to the Licensed Compounds and Licensed Products in the Field.
10.1.4In the event that Aelis desires to disclose any Confidential Information of Indivior with the Head Licensor where such Confidential Information is required by the terms of the Head License to be disclosed to the Head Licensor, Aelis shall: (i) first provide written notice to Indivior, (ii) only disclose such Confidential Information pursuant to the confidentiality provisions of the Head License, and (iii) only disclose such Confidential Information as is necessary for Aelis to comply with the terms of the Head License. The disclosure of the following information is hereby notified to Indivior for purposes of subclause (i) of the preceding sentence: (A) a copy of this Agreement, (B) Development updates pursuant to Section 3.11 of the Head License, (C) financial reports pursuant to Section 5.7.1 of the Head License, and (D) patent prosecution and infringement updates pursuant to Section 6 of the Head License, provided that such notified disclosures shall be subject to the remaining requirements of this Section 10.1.4.
10.1.5The confidentiality obligations set forth in this Sections 10.1 and 10.2 shall survive for ten (10) years after termination or expiration of this Agreement.
10.2Publicity. The Parties agree that the terms and contents of this Agreement shall be treated as Confidential Information of both Parties and neither Party shall make any press release or public announcement regarding the execution or terms of this Agreement or the transaction contemplated by this Agreement without the consent of the other Party.
10.3Publications. Each Party, through the JSC or its designee shall provide to the other, prior to submission for publication, a draft of any articles and papers containing unpublished data relating to the Licensed Compounds or Licensed Products which have been prepared by or on behalf of such Party (the “Scientific Paper”). With respect to Scientific Papers prepared by Aelis, Indivior shall have forty-five (45) days after receipt thereof to notify Aelis of its observations and suggestions with respect thereto (it being understood that, during such forty- five (45) day period, no submission for publication thereof shall take place) and the Parties shall discuss these observations and suggestions. With respect to Scientific Papers prepared by Indivior, Aelis shall have thirty (30) days after receipt thereof to notify Indivior of its observations and suggestions with respect thereto (it being understood that, during such thirty (30) day period, no submission for publication thereof shall take place) and the Parties shall discuss these observations and suggestions.
10.3.1With respect to publications of Scientific Papers during the License Option Period, Aelis shall reasonably incorporate the comments made by Indivior, particularly if disclosure may be prejudicial to Indivior’s opportunity to obtain, maintain, enforce or defend any Patent. Without limiting the foregoing, Indivior may require that the publication be suspended for a period of time not exceeding ninety (90) days if a Patent may be filed using Know-How covered in the proposed publication. Aelis shall provide to Indivior copies of any final Scientific Paper accepted by the journal, within ten (10) days after the approval thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). This provision will apply mutatis mutandis to the presentations, abstracts, posters or slides decks at symposia or other meetings of healthcare professionals, or congresses, conferences or meetings organized by a professional society or organization, except if these presentations abstracts, posters or slide decks incorporate data that have been approved in the context of a Scientific Paper or that have been already presented before the exercise of the License Option.
10.3.2With respect to publications of Scientific Papers during the License Term, Aelis shall incorporate the comments made by Indivior, particularly if disclosure may be prejudicial to Indivior’s opportunity to obtain, maintain, enforce or defend any Patent, and Indivior shall incorporate reasonable comments made by Aelis. Without limiting the foregoing, Indivior may also require that the publication be (a) suspended for a period of time not exceeding ninety (90) days if a Patent may be filed using Know- How covered in the proposed publication or (b) delayed indefinitely if Indivior reasonably determines that such publication would be detrimental to its patent prosecution, litigation, or other intellectual property strategy or position.
10.3.3The party submitting the paper shall provide to the other party copies of any final Scientific Paper accepted by the journal, within ten (10) days after the approval thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). This provision will apply mutatis mutandis to the presentations, abstracts, posters or slides desks at symposia or other meetings of healthcare professionals, or congresses, conferences or meetings organized by a professional society or organization.
11.SECTION 11: INTELLECTUAL PROPERTY RIGHTS
11.1Filing, Prosecution and Maintenance of Patents
11.1.1Aelis shall have the first right, but not the obligation, to Handle the Aelis Patents in each applicable country, in each case in consultation with Indivior pursuant to Section 11.1.3, at Aelis’ cost. Aelis shall notify Indivior of any intent or decision to cease prosecution of or abandon any Aelis Patents at least thirty (30) days prior to any filing deadline or payment due date. In such event, Indivior shall have the right at its costs to take over prosecution and maintenance of the Aelis Patents in such country in Aelis’ name.
11.1.2As between the Parties, Joint Patents shall be jointly owned by the Parties and inventorship thereof shall be determined in accordance with, and subject to, United States or other applicable patent law. Except to the extent a Party is expressly limited by the terms hereof, including Section 2.2.1 and Section 2.4, each Party shall be entitled to exploit its co-ownership interest in the Joint Patents, including through Third Party licenses, without consent or otherwise accounting to the other Party. Each Party shall obtain proper assignments from each inventor that is (a) an employee, contractor or other agent of such Party (b) or that is otherwise obligated to assign their rights in the invention to such Party, in each case to effectuate the foregoing ownership of the Joint Patents. A joint patent committee to be formed by the JSC will decide which Party will Handle the Joint Patents. If such joint patent committee is unable to reach unanimous agreement, Aelis shall have the right to do so at its cost. Each Party shall notify the other Party of any intent or decision to cease prosecution of or abandon any Joint Patents at least thirty (30) days prior to any filing deadline or payment due date.

In such event, the other Party shall have the right at its costs to take over prosecution and maintenance of the Joint Patents in such country and, if necessary, in the other Party’s name.
11.1.3The Party Handling a Patent agrees to inform with sufficient advance notice and coordinate with the other Party with respect to patent prosecution or other proceedings with respect to the Patents. The Handling Party shall provide the other Party with copies of each office action received from the relevant patent offices and intended response, with enough lead time where reasonably practicable, to enable the other Party to review and comment on such action or proposed response, which the Handling Party shall take into account in good faith. Additionally, the Handling Party will provide the other Party with copies of the responses to offices actions it ultimately files with the patent offices.
11.2Cooperation. Each Party shall make available to the other Party (and to the other Party’s authorised attorneys, agents or representatives) its employees, agents, subcontractors and consultants and relevant information and documentation in such Party’s Control, in each case to the extent reasonably available, necessary and appropriate to enable the prosecuting Party to Handle Aelis Patents and Joint Patents as set forth in Section 11.1 and 11.1.2, and for periods of time reasonably sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate and without prejudice to Section 11.1 and 11.1.2, each Party shall execute or use commercially reasonable efforts to procure the execution of all documents relating to such Aelis Patent or Joint Patent applications or Aelis Patents or Joint Patents at no charge to the other Party.
11.3Infringement Claims
11.3.1Infringement of Third Party Rights
(a)Each Party shall promptly, but in any event no later than ten (10) days after receipt of notice of such action (but no less than ten (10) Business Days before the expiry of any statutory timeline for taking action), notify the other in writing if any Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, either Party, or any of their respective Affiliates or sublicensees or subcontractors, claiming that the Development, Manufacture or Commercialization of the Licensed Compound or Licensed Product infringes a Third Party Patent or constitutes an unauthorised use or misappropriation of Third Party Know-How (an “Infringement Claim”).
(b)Indivior shall have the first right but not the obligation to control the defence of any Infringement Claim. If Indivior assumes the defence of such Infringement Claim, Indivior shall bear the costs of such defence (unless such Infringement Claim is indemnifiable by Aelis pursuant to Section 13.2). Aelis will cooperate and assist Indivior in any such litigation controlled by Indivior. For purposes of Section 11, the Party that defends the Infringement Claim and/or Infringement Actions (as defined below in Section 11.3.2(b)) shall be referred to as the “Controlling Party”.
(c)In the event that Indivior is the Controlling Party in any action that was brought solely against Aelis, Aelis shall take actions to enable Indivior to assume control of such action, in the name of Aelis if reasonably necessary.

(d)The Controlling Party will have the exclusive right to hire, dismiss and direct attorney(ies) and/or solicitor(s) to represent it (and in the event that the claim is brought against both Parties, to represent it and the other Party) with respect to the applicable Infringement Claims. The Controlling Party will have the exclusive right to settle any Infringement Claim, in consultation with the other Party but without consent of the other Party, unless such settlement: (i) would have an adverse impact on the other Party’s rights or ability to perform its obligations under this Agreement, (ii) makes any admission regarding wrongdoing by the other Party, or the invalidity, unenforceability, limitation or absence of infringement of any Licensed Technology; (iii) subjects the other Party to an injunction or other equitable relief; or (iv) obligates the other Party to make a monetary payment, in each such case of (i)-(iv), the consent of the other Party shall be required and shall not be unreasonably withheld, conditioned or delayed. For purposes of clarity, any settlement that would involve the waiver of rights shall be deemed to have an adverse impact and shall require the consent of such other Party.
(e)If Indivior wishes to assume control of the defence of any such Infringement Claim pursuant to Section 11.3.1(b), then Indivior may do so upon written notice to Aelis. If Indivior does not exercise its right to control the defence of an Infringement Claim pursuant to Section 11.3.1(b), then Aelis shall have the right, but no obligation, to control the defence of such Infringement Claim.
(f)If either Party becomes engaged in or participates in any suit described in this Section 11.3, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith.
11.3.2Infringement by Third Parties
(a)In the event that either Party becomes aware of actual or suspected infringement of Aelis Patents, Joint Patents or misappropriation of Aelis Know-How by a Third Party, such Party shall promptly provide written notice thereof to the other Party, provided that if Aelis is the receiving Party for such notice, Aelis shall promptly provide written notice to the Head Licensor pursuant to the terms of the Head License. In the event of such actual or suspected infringement, including the defence of declaratory judgement actions or counterclaims challenging the validity or enforceability of the Aelis Patents, Joint Patents or Aelis Know-How, the following provisions in Section 11.3.2 shall apply.
(b)Indivior shall have the first right to send written notices, warnings, or claims of infringement to such Third Party that may be infringing or misappropriating the (i) Aelis Patents, (ii) Joint Patents inside of the Field or (iii) Aelis Know- How (“Indivior Infringement Actions”). Indivior shall have the first right, but not the obligation, to institute and prosecute Indivior Infringement Actions, including the right to settle such Indivior Infringement Actions pursuant to Section 11.3.2(d). In the event a declaratory judgement action is brought against Indivior or Aelis, including any counterclaims challenging the validity or enforceability of the Aelis Patents, Joint Patents inside of the Field or Aelis Know-How, Indivior shall have the right, but not the obligation to be the Controlling Party for such action, even if Aelis is the named defendant.
(c)Aelis shall have the first right to send written notices, warnings, or claims of infringement to such Third Party that may be infringing or misappropriating the Joint Patents outside of the Field (“Aelis Infringement Actions,” together with Indivior Infringement Actions, “Infringement Actions”) and the first right, but not the obligation, to institute and prosecute Aelis Infringement Actions, including the right to settle such Aelis Infringement Actions pursuant to Section 11.3.2(d). In the event a declaratory judgement action is brought against Indivior or Aelis, including any counterclaims challenging the validity or enforceability of the Joint Patents outside of the Field, Aelis shall have the right, but not the obligation to be the Controlling Party for such action, even if Indivior is the named defendant.
(d)With respect to any such action or proceeding that a Party initiates and maintains pursuant to this Section 11.3.2, the other Party shall cooperate as may be reasonably requested by the Controlling Party, including by joining as a party claimant if required to do so by Applicable Laws to maintain such action or proceeding, to collect any and all damages, profits and awards of any nature recoverable for such infringements, by executing and making available such documents and witnesses as the Controlling Party may reasonably request, and by performing all other acts which are or may become necessary to vest in the Controlling Party the right to institute any such suit, including by using commercially reasonable efforts to obtain any necessary joinder and/or cooperation in any such action or proceeding from applicable Third Parties.
(e)If the Party with the first right to be the Controlling Party does not initiate such action within ninety (60) days of becoming aware of a notice of such infringement or misappropriation (but no less than ten (10) Business Days before the expiry of any statutory timeline for taking action), then the other Party shall have the right, but not the obligation, at its own cost, to be the Controlling Party in such action.
(f)The Controlling Party will have the exclusive right to settle any Infringement Claim without consent of the other Party, unless such settlement would have an adverse impact on the other Party’s rights or ability to perform its obligations under this Agreement (including a waiver of such Party’s rights) or subjects the other Party to any obligations, which, in each such case, the consent of the other Party shall be required and shall not be unreasonably withheld, conditioned or delayed.
(g)If the Parties obtain any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) from a Third Party in connection with a suit brought by a Party pursuant to this Section 11.3.2, such amounts shall be allocated as follows: (i) each Party shall be reimbursed for its out-of-pocket expenses incurred in connection with such litigation, including reasonable attorneys’ fees and disbursements, court costs and other litigation expenses, if any, and (ii) the balance, (x) if Indivior is the Controlling Party, shall be retained by Indivior, with Indivior paying a Royalty on such recovery as if such recovery were Net Sales of Licensed Product hereunder, (y) if Aelis is the Controlling Party, shall be retained by Aelis.
11.4Patent Term Extensions. The Parties shall discuss the strategy with respect to Patent term extensions or supplemental protection certificates and use good faith efforts to consider in priority extending one or more Aelis Patents or Joint Patents. The Party responsible for filing, prosecuting and maintaining the Aelis Patents or Joint Patents shall control these proceedings in accordance with the Head License. The non-controlling Party shall cooperate with the other Party to obtain any Patent term extensions or supplemental protection certificates, including making available all required regulatory data and information under its Control and executing any required authorizations in a timely fashion to enable the timely filing of any and all documents for procurement of such extensions.
11.5Indivior Patents. As between the Parties, Indivior shall be and shall remain the sole owner of all right, title and interest in and to the Indivior Patents, subject to any license granted to Aelis pursuant to Section 18.1.2(a).
12.SECTION 12: REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
12.1Representations and Warranties
12.1.1Mutual Representations and Warranties
Each of the Parties hereby represents and warrants to the other Party that, as of the Effective Date:
(a)such Party is duly incorporated and validly existing under the laws of its jurisdiction of incorporation or organisation, as applicable. Such Party has full corporate (or other organisational) right, power and authority, and has taken all action necessary, to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant the rights, licenses and sub-licenses granted pursuant to this Agreement;
(b)this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and general principles of equity The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it (or any of its Affiliates) is a Party or by which it (or any of its Affiliates) is bound, nor, to its knowledge, violate any Applicable Law of any Governmental Authority having jurisdiction over it (or any of its Affiliates);
(c)the Person executing this Agreement on behalf of such Party is duly authorised to do so by all requisite corporate action (or other organisational action, as applicable); and
(d)each Party has obtained all necessary consents, approvals and authorisations of all Governmental Authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement.

12.1.2Representations and Warranties of Aelis
Aelis hereby represents and warrants to Indivior that, as of the Effective Date:
(a)except as set forth on Schedule 12.1.2(a), Aelis exclusively Controls all right, title and interest in and to the Licensed Compounds and Licensed Technology, free and clear of all liens, security interests, licenses and encumbrances, except for the license granted to Indivior herein. Schedule 12.1.2(a) sets forth a true and complete list of all existing licenses and other agreements relating to the Licensed Technology with respect to the Licensed Compounds in the Field;
(b)except for the Head License, no existing licenses or other agreements relating to the Licensed Technology will impact Indivior’s rights herein or impose any obligations on Indivior;
(c)all the Aelis Patents existing as of the Effective Date are identified in Schedule I;
(d)all material transfer agreements regarding the Licensed Compounds to which Aelis is a party or which it is subject were made available to Indivior in the virtual data room entitled “[***]” at least fifteen (15) days prior to the Effective Date;
(e)each institution and other Third Party that received Licensed Compounds from Aelis prior to the Effective Date are listed on Schedule 12.1.2(e);
(f)prior to the Effective Date, Aelis has not authorized the Head Licensor or any other Third Party to prepare or issue articles or publications with respect to the Licensed Compounds;
(g)Aelis has not withheld from Indivior any material information relating to the Licensed Technology which would result in the statements contained in this Section 12.1.2 being misleading;
(h)Aelis has not received written notice from a Third Party alleging that the practice of the Aelis Patents or the Licensed Technology infringe the Patent or other proprietary rights of such Third Party;
(i)Aelis has not received any claim made against it in writing asserting the invalidity or unenforceability of any of the Aelis Patents, and no claim or demand of any Person has been asserted in writing to Aelis that challenges Aelis’ ownership of or the rights of Aelis to use or license any of the Licensed Technology;
(j)Aelis has not granted any Third Party (including any Affiliate or investor in Aelis) any right, title or interest to, or any encumbrances over, the Licensed Technology with respect to the Licensed Compound or the Licensed Product in the Field;
(k)Aelis, its Affiliates, and any inventors of the Aelis Patents Controlled by Aelis have complied with their duty of candor and disclosure to the United States Patent and Trademark Office with respect to those Aelis Patents being prosecuted in the United States, and have also complied with any similar rules applicable in any relevant foreign patent office where such Aelis Patents are being prosecuted; and to Aelis’ actual knowledge, all prior art to the Aelis Patents has been cited in each applicable country;
(l)Aelis does not have any actual knowledge that the Development, Manufacture, sale or Commercialization of the Licensed Compounds as currently anticipated would infringe any Patent of any Third Party;
(m)Aelis has not misappropriated trade secrets or misused the confidential information of any Third Party in developing the Licensed Technology;
(n)To Aelis’ actual knowledge, no Third Party is infringing or misappropriating the Licensed Technology;
(o)Aelis has taken reasonable measures to protect the confidentiality of the Aelis Know-How owned by Aelis;
(p)all renewals and fees payable in respect of the Aelis Patents have been made/paid when due and none is outstanding;
(q)All inventors named on Aelis Patents have executed appropriate assignment documents to assign or have a legal obligation to assign their rights in any invention to Aelis or the Head Licensor; and
(r)All studies that have been conducted by Aelis with respect to the Licensed Compounds were conducted in accordance with all Applicable Laws and industry standards;
(s)Neither Aelis nor any of its officers, directors, employees or, to Aelis’ actual knowledge, its subcontractors performing services under this Agreement:
(i)has been convicted for an offense related to any federal, state or international anti-bribery or corruption laws; or
(ii)has been excluded from participation in any federal healthcare program (as that term is defined by 42 U.S.C. § 1320a-7b(f)) or is currently listed on the U.S. Department of Health Office of Inspector General’s List of Excluded Individuals or Entities; or
(iii)has been convicted of any crime that could result in exclusion from federal health care programs under 42 U.S.C. §§ 1320a-7, 1320-7a; or
(iv)has been excluded, suspended, debarred, or is otherwise ineligible to participate in federal procurement or non- procurement programs, or is currently listed on the General Services Administration System or Award Management; or
(v)has been, will be, or are currently the subject of a proceeding that could lead to their or their employees, agents, or subcontractors becoming a debarred individual or debarred entity under Section 306 of the Food Drug and Cosmetic Act (21 U.S.C § 335a); or
(vi)is on any of the FDA Clinical Investigator enforcement lists, including without limitation:
(1)the Disqualified/Totally Restricted List, or
(2)the Restricted List, or
(3)the Adequate Assurances List, or
(4)is subject to an ongoing disqualification proceeding as defined by FDA.
12.2Covenants of Aelis
Aelis shall, during the Term:
12.2.1not provide Licensed Compounds to the Head Licensor or any other Third Parties except as approved by the JSC;
12.2.2promptly after the Effective Date, cause the Head Licensor to return to Aelis any Licensed Compounds that are not being used in connection with an ongoing study with respect to the Licensed Compounds as of the Effective Date;
12.2.3not permit or grant approval to the Head Licensor or other Third Parties to prepare or issue articles or publications regarding the Licensed Compounds without JSC approval;
12.2.4not assign, transfer, convey or otherwise encumber its right, title and interest in the Licensed Compounds or Licensed Technology in the Field without the prior written consent of Indivior;
12.2.5not amend or modify the Head License without the prior written consent of Indivior;
12.2.6not grant any rights to any Third Party in or relating to the Licensed Compounds or Licensed Technology that are inconsistent with, or adversely impact, the license granted to Indivior herein; and
12.2.7comply with all Applicable Laws and good scientific practices in connection with the performance of its obligations hereunder, including the completion of the Aelis Studies.
12.2.8if, at any time after execution of this Agreement, it becomes aware of any circumstances that may affect the accuracy of the representations under Section 12.1.2(s) or that it or any of its officers, directors, employees or subcontractors performing services under this Agreement has become or is in the process of being charged, convicted, debarred, excluded, proposed to be excluded, suspended or otherwise rendered ineligible, or is on an enforcement list, Aelis will immediately notify Indivior in writing via email to ciacompliance@indivior.com and a hard-copy sent to Indivior Inc., Attn: Chief Compliance Officer, 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235. Aelis understands that debarment or exclusion may result in termination for cause and for a material breach of this Agreement.
12.3Covenants of Indivior.
12.3.1Indivior shall, during the Term, comply with Applicable Laws in the performance of its obligations hereunder.
12.3.2Indivior shall, directly or indirectly, Develop, Manufacture and Commercialize the Licensed Compounds and Licensed Products in compliance with Applicable Laws and good scientific practices.
13.SECTION 13: INDEMNIFICATION
13.1Indemnification by Indivior
Indivior shall defend, indemnify and hold harmless Aelis, its Affiliates and the Head Licensor and each of their officers, directors, shareholders, employees, successors and permitted assigns (“Aelis Indemnitees”) from and against all Losses resulting from Third Parties’ claims arising out of: (a) Indivior’s gross negligence or willful misconduct in performing any of its obligations under this Agreement; (b) a breach by Indivior of any of its representations, warranties, covenants or obligations under this Agreement; and (c) the Development, Manufacture and Commercialization of the Licensed Compounds and Licensed Products by or on behalf of Indivior, its Affiliates or sublicensees, including any Product Liability Claim; provided, however, that Indivior shall not be liable to indemnify Aelis Indemnitees for any Losses of Aelis Indemnitees to the extent that such Losses result from Aelis’ gross negligence or willful misconduct in performing any of its obligations under this Agreement.
13.2Indemnification by Aelis
Aelis shall defend, indemnify and hold harmless Indivior and its Affiliates and each of their officers, directors, shareholders, and employees successors and permitted assigns (“Indivior Indemnitees”) from and against all Losses resulting from Third Parties’ claims arising out of: (a) breach by Aelis of any of its representations, warranties, covenants or obligations under this Agreement and (b) Aelis’ gross negligence or willful misconduct in performing any of its obligations under this Agreement, provided, however, that Aelis shall not be liable to indemnify Indivior Indemnitees for any Losses of Indivior Indemnitees to the extent that such Losses of Indivior Indemnitees are indemnifiable by Indivior pursuant to Section 13.1.
For the avoidance of doubt, each Party will be liable to the other in contract for its breach of its representations or warranties, covenants or obligations under this Agreement.
13.3Procedure for Indemnification
13.3.1Each Party, on behalf of itself and its respective Aelis Indemnitees or Indivior Indemnitees (each such Person, an “Indemnitee”), shall provide the other Party (“Indemnifying Party”) prompt written notice of any Claim for which such Indemnitee intends to seek indemnification under this Agreement; provided, however, that failure to give such notification shall not affect each applicable Indemnitee’s entitlement to indemnification (or the corresponding indemnifying Party’s indemnification obligations) hereunder except to the extent that the indemnifying Party shall have been materially prejudiced as a result of such failure. The Indemnifying Party shall have the initial right (but not obligation) to defend any Claim for which an Indemnitee seeks indemnification under this Agreement as contemplated in the preceding sentence so long as the Indemnifying Party provides notice of its assumption of defence within thirty (30) days of receiving such indemnification notice. If the Indemnifying Party fails to state in a written notice during such thirty (30) day period its willingness to assume the defence of such a Claim, Aelis Indemnitee(s) or Indivior Indemnitee(s), as the case may be, shall have the right to defend, settle or otherwise dispose of such Claim at the Indemnifying Party’s cost, subject to the terms hereof.
13.3.2The Indemnifying Party may enter into any settlement with respect to, any such Claim for which it has assumed defence; provided that such settlement (a) includes an unconditional release of the Indemnitee from any and all liability to any Third Party, (b) does not adversely affect the Indemnitee’s rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein, (c) does not involve any injunctive or other equitable relief which would be imposed on Indemnitee, and (d) does not provide for any finding or admission of a violation of law or violation of the rights of any Person by the Indemnitee or any of its Affiliates. The Indemnitee, its employees, agents and Affiliates shall cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. The Indemnitee shall have the right to be represented by counsel of its own selection and at its own expense.
14.SECTION 14: LIABILITY
14.1Subject to Section 14.2, under no circumstances shall either Party be liable to the other Party under any legal or equitable claim or cause of action, whether in contract, tort or otherwise, for indirect, special, punitive or consequential damages.
14.2Notwithstanding any other provision of this Agreement, the liability of the Parties shall not be limited in any way in respect of (a) death or personal injury caused by negligence, (b) fraud or fraudulent misrepresentation, or (c) Losses resulting from Third Party claims that are indemnifiable pursuant to Sections 13.1 or 13.2.
15.SECTION 15: ANTI-BRIBERY
15.1The Parties are committed to conduct business with the highest degree of ethics and integrity and will comply with the letter and spirit of all applicable local and international laws and regulations such as the US Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act 2010 and all other applicable anti-corruption laws, as well as any laws implementing the UN Convention Against Corruption and the OECD Anti-Bribery Convention.
15.2In connection with this Agreement, each Party undertakes that it, its directors, employees, and officers have not and shall not directly or indirectly (a) offer, provide, authorize for or promise to another person, or (b) request, accept, or agree to accept from another person, any financial or other advantage or anything of value (“Benefit”), if such Benefit is for the purpose of influencing the receiving person improperly in his/her official capacity for the purpose of obtaining a business advantage, or where such Benefit would constitute a violation of any Applicable Law.
15.3Each Party shall take no action in violation of the laws and regulations mentioned in this Section 15 as it relates to this Agreement.

15.4A Party shall give prompt written notice to the other Party if it has failed to comply with or has breached any provision contained within this Section 15.
16.SECTION 16: TERM
The term of this Agreement shall commence on the Effective Date and shall continue on a Licensed Product-by-Licensed Product basis until the expiration of the last Royalty Term with respect to such Licensed Product anywhere in the world (the “Term”), in each case, unless earlier terminated by a Party in accordance with Section 17. Upon expiration of this Agreement with respect to a Licensed Product, Indivior shall have a non-exclusive, perpetual, fully paid-up, royalty-free license of the scope described in Section 2.2 above.
17.SECTION 17: TERMINATION
17.1Termination by Either Party.
Either Party may terminate this Agreement upon delivery of written notice:
17.1.1in the event that the other Party fails to make a payment hereunder and fails to cure such breach within sixty (60) days after receipt of a written notice thereof, unless the obligation to make such payment has been disputed by such other Party in good faith;
17.1.2in the event that the other Party commits a material breach of its obligations under this Agreement (other than, in each case, a breach set forth in Section 17.3.1, 17.3.2 or Section 18.1.3) and fails to cure such breach within ninety (90) days after receipt of a written notice thereof; provided, however, that, if the material breach is due to a licensee or sublicensee of such other Party, the termination of the license or sublicense with such licensee or sublicensee within ninety (90) days of the notice of breach would be deemed to cure such breach for the purposes of this Section 17.1.2;
17.1.3pursuant to Section 21.1.2 due to a Force Majeure Event; and
17.1.4upon an Insolvency Event of the other Party.
17.2Termination by Indivior.
17.2.1Indivior shall have the right to terminate this Agreement in its entirety or with respect to one or more Regions, without cause, upon ninety (90) days’ prior written notice to Aelis. For purposes of the foregoing, a “Region” shall mean (i) the United States, (ii) Europe, the United Kingdom and Canada, (iii) Australia, Japan and China, (iv) each other country individually;
17.2.2Indivior shall have further rights to terminate this Agreement as set forth in Section 18.1.3.
17.2.3Indivior shall have the right to terminate this Agreement in the event that the Head License is terminated by the Head Licensor, except if Indivior chooses to execute a direct license with the Head Licensor pursuant to Section 7.5.

17.3Termination by Aelis. Aelis shall have the right to terminate this Agreement upon delivery of written notice to Indivior:
17.3.1In case of any breach by Indivior of Section 2.4 (Non-Competition) which Indivior fails to cure within ninety (90) days after receipt of a written notice thereof;
17.3.2In case of any intentional breach by Indivior of Section 10.1 (Confidentiality) for commercial gain; provided that, if such breach was committed by an employee or agent of Indivior without the knowledge of Indivior’s executives or management, Aelis shall have no right to terminate this Agreement pursuant to this Section 17.3.2 if, after such breach, Indivior promptly takes appropriate measures to limit disclosure and the use of such Confidential Information, at Indivior’s cost, including pursuing legal and equitable remedies against such employee, agent and other third-parties.
17.4Automatic Termination. This Agreement shall terminate automatically without any further action by either Party in the event that Indivior does not exercise the License Option within the License Option Period in accordance with Section 2.1.2.
18.SECTION 18 EFFECTS OF TERMINATION
18.1Termination of Rights and Licenses.
18.1.1In the event that this Agreement is terminated pursuant to Section 17.1.1, 17.3.1 or 17.3.2 by Aelis or by either Party pursuant to Section 17.1.2, or by Indivior pursuant to Sections 17.2.1 or 17.2.3:
(a)all rights and licenses granted to Indivior in respect of the Licensed Compound and/or Licensed Products that are subject to such termination shall terminate as of such termination date, and Indivior shall cease Developing, Manufacturing and Commercializing such Licensed Product (except as otherwise set forth in this Section 18.1.1). Notwithstanding the foregoing, at Indivior’s option Indivior may complete and sell any work-in-progress and inventory of the Licensed Products that exist in the Field as of the termination date for a period of six (6) months after the termination date to Aelis or to Third-Parties, at Aelis’ option, provided that Indivior pays Aelis the applicable amounts due on such sales of Licensed Products in accordance with Section 8.
(b)Unless otherwise agreed between the Parties, each Party shall complete in accordance with the established protocols and Applicable Laws and ethical practices any clinical studies on Licensed Compounds and/or Licensed Products that it commenced prior to the termination of this Agreement, provided that Indivior shall pay for the costs of the Aelis Studies that have been commenced.
18.1.2In the event that this Agreement is terminated with respect to any Region or in its entirety for any reason (other than as set forth in Section 18.1.3) with respect to a Licensed Product that is Viable, Indivior:
(a)hereby grants to Aelis a non-exclusive license, with the right to sublicense, under the Patents, Know-How and Licensed Product Trademarks and Trade Dress (excluding Indivior’s corporate trademarks and brand names) owned by or licensed to (to the extent sublicensable by) Indivior at the time of the termination and that are necessary or reasonably useful to continue to Develop, Manufacture and Commercialize the terminated Licensed Compound and Licensed Product in the Field in the applicable Region;
(b)shall use reasonable efforts to assign and transfer to Aelis, within sixty (60) days of the date of termination, any and all Regulatory Approvals and Regulatory Materials for the Licensed Products subject to such termination. In the event that such a transfer is not possible, Indivior shall use reasonable efforts to provide Aelis with the benefit of the existing Regulatory Approvals and applications therefor for such Licensed Products, including, without limitation, granting Aelis and/or its designees rights to cross-refer to the data and information on file with Regulatory Authorities as may be necessary to facilitate the granting of separate Regulatory Approvals to Aelis; and
(c)shall use reasonable efforts to cooperate with Aelis and/or its designee to transition the Development, Manufacture, and Commercialization of the Licensed Product, including by assigning at Aelis’ request all related agreements, to the extent assignable, at Aelis’ cost.
18.1.3In the event that this Agreement is terminated by Indivior as a result of any of the following acts by Aelis (subject to the cure period set forth in Section 17.1.2), then Indivior shall retain all Regulatory Approvals and Regulatory Materials and the License granted herein shall survive such termination and shall become fully paid-up (subject to payments due to the Head Licensor pursuant to the Head License, which shall be made to Aelis on a pass through basis):
(a)any breach by Aelis of Section 2.4 (Non-Competition) which Aelis fails to cure within ninety (90) days of written notice thereof;
(b)a knowing and intentional false representation by Aelis of a material fact or matter set forth in the representations and warranties in Section 12.1.2 which has the effect of depriving Indivior of significant value under this Agreement;
(c)any intentional breach by Aelis of Section 10.1 (Confidentiality) for commercial gain; provided that, if such breach was committed by an employee or agent of Aelis without the knowledge of Aelis’ executives or management, Indivior shall have no right to terminate this Agreement pursuant to this Section 18.1.3 if, after such breach, Aelis promptly takes appropriate measures to limit disclosure and the use of such Confidential Information, at Aelis’ cost, including pursuing legal and equitable remedies against such employee, agent and other third-parties, at Aelis’ cost; or
(d)any breach by Aelis of Section 2.5 (Rights under Bankruptcy).
18.1.4The Parties acknowledge and agree that upon the Insolvency Event of Aelis, this Agreement shall not terminate and shall remain in full force and effect in accordance with the terms hereof. The Parties acknowledge and agree that upon the Insolvency Event of Indivior, Aelis may terminate this Agreement and shall recover any and all Regulatory Approvals and Regulatory Materials for the Licensed Products.

18.2Return of Confidential Information
18.2.1Upon termination of this Agreement other than by Indivior pursuant to Section 18.1.3, Indivior shall, at Aelis’ option, either return to Aelis all tangible Confidential Information disclosed to Indivior by or on behalf of Aelis (including all copies thereof) or destroy such Confidential Information; provided that Indivior shall have the right to retain one (1) copy of the Confidential Information in a secure location for purposes of identifying its confidentiality obligations under Section 10.
18.2.2Upon termination of this Agreement for any reason, subject to Aelis’ rights in Section 18.1.2, Aelis shall, at Indivior’s option, either return to Indivior all tangible Confidential Information disclosed to Aelis by or on behalf of Indivior (including all copies thereof) or destroy such Confidential Information; provided that Aelis shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Section 10.
18.3Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to and shall not affect any accrued rights, remedies and/or liabilities of either Party at any time up to the date of termination or expiry of this Agreement.
18.4Survival. The following Sections, together with any definitions used and Schedules referenced therein, will survive any termination or expiration of this Agreement: Section 8.1, Sections 10.1, 10.2, 18, 19, 20 (as set forth therein) and 21.
19.SECTION 19: INJUNCTIVE RELIEF
Notwithstanding anything to the contrary in this Agreement, either Party will have the right to seek temporary or permanent injunctive relief in any court of competent jurisdiction as may be available to such Party with respect to any matters arising out of the other Party’s performance of its obligations under this Agreement.
20.SECTION 20: INSURANCE
Each Party shall, during the Term and two (2) years thereafter, carry comprehensive insurance and in such amounts as a prudent business person would carry to cover such Party’s obligations under this Agreement.
21.SECTION 21: MISCELLANEOUS
21.1.1Expenses. Except as otherwise expressly provided herein, each Party shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of agents, legal counsel, accountants, tax and financial advisors and other facilitators and advisors.
21.1.2Force Majeure. A Party shall not be liable for non-performance or delay in performance of its obligations hereunder to the extent that and solely for so long as such non-performance or delay in performance is not due to its negligence or breach of this Agreement and is caused by any event reasonably beyond the control of such Party, including wars, hostilities, revolutions, riots, civil commotion, national emergency, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, terrorist act, embargo, or any other Act of

God, or any law, proclamation, regulation, ordinance, or other act or order of any court or Governmental Authority (each, a “Force Majeure Event”). In the event of any such Force Majeure Event, the delayed Party shall give the other Party written notice thereof promptly and, in any event, within five (5) Business Days of discovery thereof. If either Party is unable to perform its obligations hereunder as a result of a Force Majeure Event for a period of 270 days or longer and is not continuously exercising diligent good faith efforts to remedy, overcome or work around the Force Majeure Event, then the other Party shall have the right, upon its issuance of written notice to the other Party, to terminate this Agreement.
21.1.3Recordation. Indivior may record the License granted herein, including by use of a short form document, as permitted or required by Applicable Law or otherwise, including recording a security interest in those jurisdictions which permit a licensee to do so. Aelis hereby irrevocably designates and appoints Indivior and its duly authorized officers and agents, as Aelis’s agent and attorney-in-fact to execute such documents and to do all other acts necessary or useful to record the license granted herein. Aelis shall, upon request, give to Indivior such reasonable assistance as Indivior may reasonably request in connection with recording the License.
21.1.4Independent Contractors. It is understood and agreed that nothing in this Agreement nor any agreement related hereto is intended to nor shall be deemed or construed to create a partnership or any relationship between the Parties. The Parties are independent contractors and neither Party is to be considered the agent, partner, joint venturer or employee of the other Party for any purpose whatsoever and neither Party shall have any authority to act in the name or on behalf of the other or otherwise to bind the other Party in any way.
21.1.5Further Assurances. Each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper, or advisable under Applicable Laws to give effect to the provisions of this Agreement.
21.1.6Assignment; Binding Effect. Neither Party shall, without the prior written consent of the other Party, assign, novate, transfer or convey this Agreement (in whole or in part) or any of its rights and obligations hereunder to any Affiliate or Third Party without the written consent of the other Party, which shall not be unreasonably withheld or delayed; provided that Indivior’s right to grant sublicenses hereunder shall be governed by Section 2.2.2.
21.1.7Entire Agreement. This Agreement constitutes the entire contract between the Parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, of the Parties; and there are no representations, warranties, or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein.
21.1.8Waiver. The waiver by either Party of any right hereunder, or the failure to exercise such right, shall be deemed not to be a waiver of exercising such right in the future or of any other right hereunder in case of breach or failure by the other Party whether of a similar nature or otherwise.
21.1.9Amendments. No amendment and/or modification to this Agreement shall be effective unless set forth in a writing signed by both Parties.

21.1.10Notice. Any notice or other communication to be given under this Agreement by any Party to the other Party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission (followed by a copy by the preceding methods in clause (a), (b) or (c)), to the email address of the applicable Party as set forth below, or to such other address as may be designated by the Parties from time to time in accordance with this Section 21.1.10. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given five (5) Business Days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation (in the case of a facsimile transmission) if transmitted before 5:00 p.m. (recipient’s local time) on a Business Day, and otherwise on the following Business Day.
Notices sent to Aelis shall be addressed to:
Aelis Farma
146 rue Léo Saignat Institut François Magendie
33000 Bordeaux, France
Email : [***]
With a copy to:
McDermott Will & Emery AARPI
23 rue de l'Université,
75007 Paris, France
Attn : [***]
Email [***]
Notices sent to Indivior shall be addressed to:
Indivior UK Limited
The Chapleo Building
Henry Boot Way, Priory Park, Hull
United Kingdom, HU4 7DY
Attention: [***]
Facsimile: [***]
Email: [***]

With a copy to:
Indivior Inc.
10710 Midlothian Turnpike
Suite 430
Richmond, VA 23235
Attention: [***]
Facsimile: [***]
Email: [***]
and
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: [***]
Facsimile: [***]
Email: [***]
21.1.11Governing Law; Arbitration
(a)This Agreement shall be governed by and construed in accordance with the laws of England and Wales, except that the construction or effect of a patent or patent application licensed under this Agreement shall be decided in accordance with the laws of the country in which the patent or patent application was granted or filed. Subject to disputes being determined by arbitration in accordance with the remainder of this section, the Parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales.
(b)All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall be seated in London, England. The language of arbitration shall be English. The Parties and the Arbitration Tribunal shall endeavour to complete any arbitration within twelve (12) months following the full constitution of the Arbitration Tribunal, provided that failure to comply with such timeline shall not be a ground to invalidate the award. Unless the Parties expressly agree in writing to the contrary, the Parties undertake as a general principle to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced to the other Party in the proceedings not otherwise in the public domain - save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority.
(c)The parties hereby exclude all rights to seek a determination by the court of a preliminary point of law under section 45 of the Arbitration Act 1996 and all rights of appeal on a point of law from any arbitration award under section 69 of the Arbitration Act 1996.

(d)Notwithstanding anything to the contrary herein, in the event that a Party alleges that the other Party is in breach of this Agreement pursuant to Section 17.1.2, Section 17.1.5 or Section 18.1.3 and the other Party disputes such allegation, the Parties shall refer such dispute to arbitration in accordance with Section 21.1.11. The Party alleging such breach shall have no right to terminate this Agreement pursuant to Section 17.1.2, Section 17.1.5 or Section 18.1.3, as the case may be, unless and until such breach is confirmed in arbitration.
21.1.12Severability. If any provision in this Agreement is held to be invalid, void or unenforceable, then the remainder of this Agreement, or the application of such provision to the Parties or to the circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. The Parties agree to renegotiate any such invalid, void or unenforceable provision in good faith in order to provide a reasonably acceptable alternative consistent with the basic purposes of this Agreement.
21.1.13Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of both Parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered.
21.1.14Interpretation and Construction. Unless the context of this Agreement otherwise requires, (a) the terms “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation” unless otherwise indicated; (b) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; and (c) the terms “Section” and “Schedule” refer to the specified Section and Schedule of this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. The headings and paragraph captions in this Agreement are for reference and convenience purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall not be interpreted or constructed in favor of or against either Party because of its effort in preparing it.
21.1.15Third Party Rights. Unless expressly stated in this Agreement, a Third Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. Notwithstanding any right of a third party arising hereunder, this Agreement may be amended, varied or terminated by the written agreement of the Parties hereto without reference to, consultation with or the consent of any such third party.
21.1.16Agent for Service. Aelis irrevocably appoints London Central Services Ltd to be its agent for the receipt of service of process in England and Wales and agrees that any Process Document may be effectively served on Aelis by service on London Central Services Ltd. A Process Document shall be deemed to have been duly served if delivered by hand or by courier or sent by prepaid first class post to London Central Services Ltd, at 4, Old Park Lane, London W1K 1QW and shall be deemed to have been received by London Central Services Ltd in accordance with Section 21.1.10.

21.1.17Language. This Agreement was drafted and negotiated in English and, to be valid, any notice or other communication given or made under or in connection with this Agreement must also be in English. If, for any reason, this Agreement or any such notice or other communication (or any part thereof) is translated into any language other than English, the English text shall prevail.
[Signature Page Follows]

The Parties have executed and delivered this Agreement as of the date first written above.

Indivior UK Limited

By: /s/ Thomas Weis
Name: Thomas Weis
Title: Director

Aelis Farma

By: /s/ Pier Vincenzo Piazza
Name: Pier Vincenzo Piazza
Title: Chief Executive Officer

SCHEDULE I
AELIS PATENTS
I.3-(4’-substituted)-benzyl-ether derivatives of pregnenolone
•PCT /EP13/074886 filed on November 27,2013
•Publication number: WO2014083068 A1

Country	Application Number	Status	Grant Date	Grant Number
Australia	2013351190	Granted	12-Jul-18	2013351190
Brazil	112015012194-2	Pending	na	na
Canada	2892347	Granted	2-Apr-19	2892347
Chile	2015/1438	Granted	5-Sep-17	54727
China	201380062354.2	Granted	5-Sep-17	201380062354.2
Colombia	15144580	Granted	23-Nov-16	30575
India	01087/MUMNP/15	Pending	na	na
Japan	2015-544455	Granted	11-May-18	6335915
Mexico	MX/A/15/006724	Granted	8-Aug-17	349703
New Zealand	708086	Granted	21-Apr-20	708086
Peru	001377-2017-DIN	Granted	25-May-18	9161
Russian Federation	2015125568	Granted	14-Sep-18	2667065
South Africa	2015/03326	Granted	30-Nov-16	2015/03326
United States of America	14/443778	Granted	16-Apr-19	10259839
United States of America	17/108163[a]	Pending	na	na
Europe	13795536.5	Granted	18-Jan-17	2925770
Albania	13795536.5	Granted	18-Jan-17	AL/P/17/181
Austria	13795536.5	Granted	18-Jan-17	2925770
Belgium	13795536.5	Granted	18-Jan-17	2925770
Bulgaria	13795536.5	Granted	18-Jan-17	2925770
Croatia	13795536.5	Granted	18-Jan-17	2925770
Cyprus	13795536.5	Granted	18-Jan-17	2925770
Czech Republic	13795536.5	Granted	18-Jan-17	2925770
Denmark	13795536.5	Granted	18-Jan-17	2925770
Estonia	13795536.5	Granted	18-Jan-17	2925770
Finland	13795536.5	Granted	18-Jan-17	2925770
France	13795536.5	Granted	18-Jan-17	2925770
Germany	13795536.5	Granted	18-Jan-17	602013016801.6
Greece	13795536.5	Granted	18-Jan-17	2925770
Hungary	13795536.5	Granted	18-Jan-17	2925770
Iceland	13795536.5	Granted	18-Jan-17	2925770
Ireland	13795536.5	Granted	18-Jan-17	2925770
Italy	13795536.5	Granted	18-Jan-17	502017000035590
Latvia	13795536.5	Granted	18-Jan-17	2925770
Lithuania	13795536.5	Granted	18-Jan-17	2925770
Luxembourg	13795536.5	Granted	18-Jan-17	2925770
Macedonia	13795536.5	Granted	18-Jan-17	MK/P/2017/227
Malta	13795536.5	Granted	18-Jan-17	2925770
Monaco	13795536.5	Granted	18-Jan-17	2925770
Netherlands	13795536.5	Granted	18-Jan-17	2925770
Norway	13795536.5	Granted	18-Jan-17	2925770
Poland	13795536.5	Granted	18-Jan-17	2925770
Portugal	13795536.5	Granted	18-Jan-17	2925770
Romania	13795536.5	Granted	18-Jan-17	2925770
San Marino	13795536.5	Granted	18-Jan-17	SM-T-201700194
Serbia	13795536.5	Granted	18-Jan-17	55803
Slovakia	13795536.5	Granted	18-Jan-17	2925770
Slovenia	13795536.5	Granted	18-Jan-17	2925770
Spain	13795536.5	Granted	18-Jan-17	2925770
Sweden	13795536.5	Granted	18-Jan-17	2925770
Switzerland	13795536.5	Granted	18-Jan-17	2925770
Turkey	13795536.5	Granted	18-Jan-17	2925770
United Kingdom	13795536.5	Granted	18-Jan-17	2925770
na: not applicable, (a) Continuation filed on December 01, 2020
1

II.3β-(4-methoxybenzyloxy)pregn-5-en-20-one for use in the treatment of Cannabinoids- Related Disorders
•PCT /EP19/054217 filed on February 20, 2019
•Publication number: WO2019162328 A1

Country	Application Number	Status	Grant Date	Grant Number
Australia	2019223049	Pending	na	na
Brazil	11 2020 017026 7	Pending	na	na
Canada	3 090 975	Pending	na	na
Chile	2020-2147	Pending	na	na
China	201980013958.5	Pending	na	na
Europe	19705190.7	Pending	na	na
Israel	276697	Pending	na	na
Japan	EP2019/054217	Pending	na	na
Mexico	MX/a/2020/008687	Pending	na	na
New Zealand	766623	Pending	na	na
Russian Federation	2020130586	Pending	na	na
South Africa	2020/04602	Pending	na	na
South Korea	10-2020-7024076	Pending	na	na
United States of America	16/968,237	Pending	na	na
na: not applicable
2

SCHEDULE II
LICENSED COMPOUNDS
AEF0117 Chemical Structure
IUPAC Name: 1-((3S,8S,9S,10R,13S,14S,17S)-3-((4-methoxybenzyl)oxy)-10,13-dimethyl- 2,3,4,7,8,9,10,11,12,13,14,15,16,17-tetradecahydro-1H-cyclopenta[a]phenanthren-17-yl)ethan-1- one
Chemical names: 3ß-(4-methoxybenzyloxy)pregn-5-en-20-one; Pregnenolone, 3ß-(4- methoxybenzyl)ether
Chemical Abstracts Service (CAS) registry number: 1610878-71-1
Other pregnenolone derivatives chemical structures
disclosed in PCT/EP2013/074886
wherein:
R1 is: C1-8 alkyl, C1-8 alkoxy, CN, NO2, amino, COOH, COOCH3, OH, N3, or halogen
and
R2 is: H, OH, C1-8 alkyl, C1-8 alkoxy, C2-C6 alkenyl, halogen, Bn-O-, Bn- optionally substituted with C1-8 alkyl, C1-8 alkoxy, CN, NO2, amino, COOH or halogen or Ph-
optionally substituted with C1-8 alkyl, C1-8 alkoxy, CN, NO2, amino, COOH or halogen.
1

SCHEDULE III
OPTION STUDIES
[*** draft option study(s) protocol(s) (97 pages) ***]
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SCHEDULE 12.1.2(A)
EXISTING LICENSES AND OTHER AGREEMENTS RELATING TO THE LICENSED TECHNOLOGY WITH RESPECT TO THE LICENSED COMPOUNDS IN THE FIELD
I.Existing licenses relating to the Licensed Technology with respect to the Licensed Compound in the Field:
A.[***].
[***]
II.Other agreements relating to the Licensed Technology with respect to the Licensed Compound in the Field:
A.[***] :
•[***].
[***]
•[***].
[***]
•[***].
[***]
B.[***].
[***]
[***]
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SCHEDULE 12.1.2(E)
INSTITUTION AND OTHER THIRD PARTY THAT RECEIVED LICENSED COMPOUNDS FROM AELIS PRIOR TO THE EFFECTIVE DATE
I.List of R&D subcontractors / CROs / CDMOs which received the Licensed Compounds under a commercial / service contract

Categories	Names of the subcontractors	Locations
PRE-CLINICAL DVLPMT	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
CHEMISTRY, CMC	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
CLINICAL DVLPMT	[***]	[***]
	[***]	[***]
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II.List of academic partners which received the Licensed Compounds

Categories	Institution Names	Contractual relationships			Addresses	Status
		MTA (a)	Under INSERM collabo- ration contract (b)	Other
PRE- CLINICAL PROOF OF CONCEPT	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
CLINICAL STUDIES	[***]	[***]	[***]	[***]	[***]	[***]
[***]
2

EXHIBIT A
SIDE LETTER BETWEEN AELIS AND HEAD LICENSOR
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Side Letter / Lettre Accord
2 juin 2021

Inserm Transfert SA 7 rue Watt 75013 Paris	Inserm Transfert SA 7 rue Watt 75013 Paris

Université Bordeaux 35 place Pey Berland 33000 Bordeaux	Université Bordeaux 35 place Pey Berland 33000 Bordeaux

SC Belenos 6 rue de Candale 33000 Bordeaux	SC Belenos 6 rue de Candale 33000 Bordeaux

Ladies and Gentlemen:	Mesdames, Messieurs :

Reference is made to the Licensing Contract, No.[***], between Inserm Transfert SA, Université Bordeaux, SC Belenos (collectively, the “Head Licensor”) and Aelis Farma (“Aelis”), dated January 21, 2020 (“Head License Agreement”). All capitalized terms used but not herein defined shall have the meanings set forth in the Head License Agreement.

Il est fait référence au Contrat de Licence n° [***], entre Inserm Transfert SA, Université Bordeaux, SC Belenos (collectivement, le « Concédant Principal ») et Aelis Farma (« Aelis »), en date du 21 janvier 2020 (le
« Contrat de Licence Principal »). Tous les termes en majuscules utilisés mais non définis dans la présente lettre accord ont la signification qui leur est donnée dans le Contrat de Licence Principal.

As previously discussed, Aelis is in the process of negotiating a license agreement with Indivior UK Limited (“Indivior”) pursuant to which Aelis will grant Indivior an option to obtain an exclusive license under the Patents to develop, manufacture and commercialize products in the field of addiction and substance use disorders, compulsive disorders, cannabis related disorders and, subject to Indivior’s exercise of an additional option, pain indications (“Indivior License Agreement”), it being specified that Aelis shall remain entirely responsible for the proper performance of Indivior and shall be solely responsible towards the Head Licensor for the performance by Indivior of all obligations binding upon Aelis under the Head License Agreement. This letter agreement, when countersigned, shall evidence the agreement among Aelis and the Head Licensor to amend the Head License Agreement.

Comme discuté précédemment, Aelis négocie un contrat de licence avec Indivior UK Limited (« Indivior ») aux termes duquel Aelis accordera à Indivior une option pour obtenir une licence exclusive sur les Brevets pour développer, fabriquer et commercialiser des produits dans le domaine de la dépendance et des troubles liés à l’utilisation de drogues, des troubles compulsifs, des troubles liés au cannabis et, sous réserve de l'exercice par Indivior d'une option supplémentaire, les indications de la douleur (« Contrat de Licence Indivior »), étant précisé qu’Aelis restera entièrement responsable de la bonne exécution par Indivior et sera seule responsable vis-à-vis du Concédant Principal pour l’exécution par Indivior de toutes les obligations d’Aelis au titre du Contrat de Licence Principal. Cette lettre accord, lorsqu'elle sera contresignée, constituera la preuve de l’accord entre Aelis et le Concédant Principal pour modifier le Contrat de Licence Principal.

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1.Section 6.1 paragraph 2 of the Head License is amended as follows:	1.L’Article 6.1 paragraphe 2 du Contrat de Licence Principal est modifié comme suit :

“If Licensee, directly or through its Sublicensees, does not wish to maintain in force, or to continue the procedures for filing, granting, extending, maintaining in force and defending the Patent(s) in a country, it shall inform Inserm Transfert in a timely manner so that Inserm Transfert may, if it so desires, continue the procedures for applying for, defending and maintaining the Patents in the name of the Joint-Owners and at their expense, in that country, in France or abroad”.

« Si le Licencié, directement ou par l’intermédiaire de ses Sous-Licenciés, ne souhaite pas maintenir en vigueur, ou poursuivre les procédures de dépôt, de délivrance, d'extension, de maintien en vigueur et de défense de(s) Brevet(s) dans un pays, il en informera Inserm Transfert en temps utile afin que celle-ci puisse, si elle le désire, poursuivre les procédures de demande, de défense et de maintien de(s) Brevet(s) au nom des Copropriétaires et à leurs frais, dans ce pays, en France ou à l'étranger ».

2.A new Section 8.8 is added to the Head License Agreement:	2.Un nouvel Article 8.8 est ajouté au Contrat de Licence Principal :

“Inserm Transfert may terminate the Agreement in case of breach of this confidentiality provision by Licensee, directly or through its Sublicensees or subcontractors, only if such breach is intentional or for commercial gain.”

« Inserm Transfert peut résilier le Contrat en cas de violation de la présente clause de confidentialité par le Licencié, directement ou par l'intermédiaire de ses Sous-Licenciés ou sous-traitants, uniquement si cette violation est intentionnelle ou à des fins commerciales ».

3.Notwithstanding anything to the contrary in the Head License Agreement, during the term of the Indivior License Agreement, as long as the Indivior License Agreement is valid and with regard to the license granted to Indivior only, the Head Licensor shall have no right to, and shall not attempt to, terminate the Head License Agreement in any country or convert the license with respect to the Patents in any country into a non-exclusive license pursuant to Sections 3.5 or 3.6 of the Head License Agreement as long as Indivior uses commercially reasonable efforts to develop and commercialize at least one Product as soon as practicable. For purposes of the foregoing, commercially reasonable efforts means the commitment of efforts and resources by Indivior, consistent with those normally applied in the pharmaceutical industry by companies of similar size and with similar resources as Indivior and its Affiliates with respect to a compound or product having similar regulatory

3.Nonobstant toute disposition contraire dans le Contrat de Licence Principal, pendant la durée du Contrat de Licence Indivior, aussi longtemps que le Contrat de Licence Indivior est valide et en ce qui concerne la licence accordée à Indivior uniquement, le Concédant Principal n’aura pas le droit de, et ne tentera pas de, résilier le Contrat de Licence Principal dans un quelconque pays ou de convertir la licence sur les Brevets dans un quelconque pays en une licence non exclusive conformément aux articles 3.5 ou 3.6 du Contrat de Licence Principal tant qu’Indivior fait des efforts commercialement raisonnables pour développer et commercialiser au moins un Produit dès que possible. Aux fins de ce qui précède, des efforts commercialement raisonnables signifient l’engagement d'efforts et de ressources par Indivior, en accord avec ceux normalement appliqués dans l'industrie pharmaceutique par des sociétés de taille et de ressources similaires à celles d'Indivior et de ses Affiliées en ce qui concerne un composé

2

factors and similar market potential, profit potential and strategic value, and that is at a similar stage in its development or product life cycle as the Product; provided that in no event shall commercially reasonable efforts require Indivior to take any actions that require Indivior to incur costs or liabilities out of proportion to the benefits under the Indivior License Agreement. In particular, but not exclusively, Indivior shall use commercially reasonable efforts to:

ou un produit soumis à des contraintes réglementaires et ayant un potentiel de marché, un potentiel de profits et une valeur stratégique similaires, et qui est à un stade similaire de son développement ou du cycle de vie du Produit ; étant entendu qu’en aucun cas les efforts commercialement raisonnables n'obligeront Indivior à prendre des mesures qui l’obligent à engager des coûts ou des responsabilités hors de proportion avec les avantages prévus par le Contrat de Licence Indivior. En particulier, mais pas exclusivement, Indivior doit faire des efforts commercialement raisonnables pour :

i.not interrupt the development the Product for more than eighteen (18) months;
ii.not interrupt the commercialization of the Product for more than twelve (12) months after a first commercialization in a country of the Territory;
iii.market the Product within two (2) years following the obtaining of its marketing approval or any other equivalent authorization in a country of the Territory.

i.ne pas interrompre le développement du Produit pendant plus de dix-huit (18) mois ;
ii.ne pas interrompre la commercialisation du Produit pendant plus de douze (12) mois après une première commercialisation dans un pays du Territoire ;
iii.commercialiser le Produit dans les deux (2) ans suivant l'obtention de son autorisation de mise sur le marché ou toute autre autorisation équivalente dans un pays du Territoire.

Consequently, the Head Licensor shall be entitled to terminate the Head License Agreement in the event it considers, in light of the development report provided by Aelis pursuant to Section 3.11 of the Head License Agreement and in accordance with the aforementioned conditions, Indivior does not use its commercially reasonable efforts to develop at least one Product, and Aelis does not seek to terminate the Indivior License Agreement in accordance with the terms thereof and take over the development of the Products pursuant to the Head License Agreement.

En conséquence, le Concédant Principal sera en droit de résilier le Contrat de Licence Principal s’il considère, au vu du compte-rendu de développement fourni par Aelis conformément à l’Article 3.11 du Contrat de Licence Principal et conformément aux conditions susmentionnées, qu’Indivior ne fait pas des efforts commercialement raisonnables pour développer au moins un Produit, et qu’Aelis ne cherche pas à résilier le Contrat de Licence Indivior conformément aux termes de celui-ci et à reprendre le développement des Produits conformément au Contrat de Licence Principal.

For the avoidance of doubt and subject to the foregoing, nothing in this letter agreement shall be construed as preventing the Head Licensor to terminate the Head License Agreement for breach by Aelis of its obligations under the Head License Agreement.

Pour éviter toute ambiguïté, et sous réserve de ce qui précède, rien dans cette lettre accord ne doit être interprété comme empêchant le Concédant Principal de résilier le Contrat de Licence Principal en cas de violation par Aelis de ses obligations en vertu du Contrat de Licence Principal.

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4. In the event that the Head License Agreement is terminated and the Indivior License Agreement as of the effective date of such termination has not otherwise expired or been terminated, the Head Licensor shall give full effect to Section 9.9 of the Head License Agreement and shall, upon Head Licensor’s request directly or through Indivior's request, undertake to sign with Indivior a license agreement under the same conditions as the Head License Agreement, it being however specified that with regard to payment obligations, only payments set forth in Section 5 of the Head License would be due by Indivior. If the conditions requested by Indivior are different from the Head License Agreement, the Head Licensor nevertheless undertakes to negotiate such conditions in good faith but shall be under no obligation to sign a license agreement with Indivior.

4. Dans le cas où le Contrat de Licence Principal est résilié et le Contrat de Licence Indivior, à la date effective de cette résiliation, n'a pas autrement expiré ou été résilié, le Concédant Principal devra donner plein effet à l’Article 9.9 du Contrat de Licence Principal et devra, à la demande du Concédant Principal, directement ou à travers la demande d’Indivior, s’engager à signer avec Indivior un contrat de licence dans les mêmes conditions que le Contrat de Licence Principal, étant cependant précisé s’agissant des obligations de paiement qu’Indivior sera seulement tenue aux conditions financières de l’article 5 du Contrat de Licence Principal. Si les conditions demandées par Indivior sont différentes du Contrat de Licence Principal, le Concédant Principal s’engage néanmoins à négocier de telles conditions de bonne foi mais n’est pas tenu de signer un contrat de licence avec Indivior.

5.Section 9.1 of the Head License Agreement is amended as follows:	5.L’article 9.1 du Contrat de Licence Principal est modifié comme suit :

“This Agreement may be terminated as of right by either Party (or in the event of non-performance by the Licensee, be converted into a non- exclusive license with respect to Patents at the discretion of Inserm Transfert) in the event of non-performance by the other Party of any of its obligations hereunder, and in particular under Article 5, if the said Party has not remedied the said non-performance within a maximum period of ninety (90) days from the receipt of a written notification of the said non-performance, except in the event of force majeure”.

« Le présent Contrat pourra être résilié de plein droit par l'une ou l'autre des Parties (ou en cas d'inexécution par le Licencié, être converti en licence non-exclusive s’agissant des Brevets à la discrétion d'Inserm Transfert) en cas d'inexécution par l'autre Partie de l'une quelconque de ses obligations au titre des présentes, et en particulier au titre de l'article 5, si ladite Partie n'a pas remédié à ladite inexécution dans un délai maximum de quatre-vingt-dix (90) jours à compter de la date de notification écrite de ladite inexécution, sauf cas de force majeure ».

4

6.Section 10.8 of the Head License Agreement is amended as follows:	6.L’Article 10.8 du Contrat de Licence Principal est modifié comme suit :

“A Party shall not be liable for non-performance or delay in performance of its obligations hereunder to the extent that and solely for so long as such non-performance or delay in performance is not due to its negligence or breach of this Agreement and is caused by any event reasonably beyond the control of such Party, including wars, hostilities, revolutions, riots, civil commotion, national emergency, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, terrorist act, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court or Governmental Authority (each, a “Force Majeure Event”). In the event of any such Force Majeure Event, the delayed Party shall give the other Party written notice thereof promptly and, in any event, within five (5) business days of discovery thereof. If either Party is unable to perform its obligations hereunder as a result of a Force Majeure Event for a period of two hundred and seventy (270) days or longer and is not continuously exercising diligent good faith efforts to remedy, overcome or work around the Force Majeure Event, then the other Party shall have the right, upon its issuance of written notice to the other Party, to terminate this Agreement”.

« Une Partie ne sera pas responsable de l'inexécution ou du retard dans l’exécution de ses obligations au titre des présentes dans la mesure où et uniquement pour autant que cette inexécution ou ce retard d'exécution ne soit pas dû à sa négligence ou à une violation du présent Contrat et qu'elle/il soit causé par tout événement raisonnablement hors du contrôle de cette Partie, y compris les guerres, hostilités, révolutions, émeutes, troubles civils, urgences nationales, indisponibilité des fournitures, épidémies, incendies, inondations, tremblements de terre, forces de la nature, explosions, actes terroristes, embargos ou tout autre cas de force majeure, ou toute loi, proclamation, réglementation, ordonnance ou autre acte ou jugement d'une juridiction ou d'une Autorité Gouvernementale (« Cas de Force Majeure »). Dans l'éventualité d'un tel Cas de Force Majeure, la Partie empêchée en informera l'autre Partie par écrit dans les meilleurs délais et, en tout état de cause, dans les cinq (5) jours ouvrables suivant sa découverte. Si l'une des Parties n'est pas en mesure d'exécuter ses obligations en vertu des présentes en raison d'un Cas de Force Majeure pendant une période de deux cent soixante-dix (270) jours ou plus et qu'elle ne déploie pas continuellement des efforts diligents et de bonne foi pour remédier, surmonter ou contourner le Cas de Force Majeure, l'autre Partie aura le droit, dès notification écrite à l'autre Partie, de résilier le présent Contrat ».

5

7. The terms of this letter agreement shall be incorporated in the Head License Agreement and all references to the Head License Agreement shall be deemed to refer to such agreement as amended by this letter agreement. Except as modified hereby, the Head License Agreement shall remain in full force and effect. As to Paragraphs 3 and 4 of the present letter agreement, Indivior shall be considered as a third party beneficiary within the meaning of Article 1205 of the Civil Code whereby Aelis requires the Head Licensor to promise to make a commitment to Indivior. As a result, the parties already agree to notify the present letter agreement to Indivior for acceptance by the later.

7. Les termes de cette lettre accord seront integres dans le Contrat de Licence Principal et toutes les references au Contrat de Licence Principal seront considerees comme faisant reference a ce contrat tel que modifie par la presente lettre accord. Sous reserve des modifications apportees par la presente, le Contrat de Licence Principal reste pleinement en vigueur. En ce qui concerne les articles 3 et 4 de la presente lettre accord, ils doivent etre interpretes comme une stipulation pour autrui au sens de l'article 1205 du Code civil au terme de laquelle Aelis fait promettre au Concedant Principal de prendre un engagement au benefice d'Indivior. A ce titre, les parties conviennent expressement que la presente lettre accord sera notifiee a Indivior pour acceptation.

Sincerely,	Cordialement,

Aelis Farma	Aelis Farma

By: /s/ Pier Vincenzo Piazza	Par: /s/ Pier Vincenzo Piazza
Name: Pier Vincenzo Piazza	Nom: Pier Vincenzo Piazza
Title: President	Titre: President

In four (4) originals,	En quatre (4) exemplaires originaux,

6

Bon pour accord:
Inserm Transfert SA
Par: /s/ Pascale AUGE
Nom: Pascale AUGE
Titre: President du Directoire
Date: 02 Juin 2021
[Page de Signature de la Lettre Accord en/re Aelis Farma, 1nserm Transfer/ SA, Universite Bordeazcr: et SC Belenos Signature Page of the Side Letter between Aelis Farma, Inserm Transfer/ SA, Universite Bordeazcc et SC Belenos]
7

Bon pour accord:
Universite Bordeaux
Par: /s/ Manuel Tunon de Lara
Nom: Manuel Tunon de Lara
Titre: President de l’Univesite de Bordeaux
Date: 02 Juin 2021
[Page de Signature de la Lettre Accord entre Aelis Farma, Inserm Transfert SA, Université Bordeaux et SC Belenos / Signature Page of the Side Letter between Aelis Farma, Inserm Transfert SA, Université Bordeaux et SC Belenos]
8

Bon pour accord:
SC Belenos
Par: /s/ Chantal Balateau
Nom: Chantal Balateau
Titre: Gerante
Date: 02 Juin 2021
[Page de Signature de la Lettre Accord entre Aelis Farma, Inserm Transfer! SA, Universite Bordeaux et SC Belenos I Signature Page of the Side Letter between Aelis Farma, lnserm Transfer! SA, Universite Bordeaux et SC Belenos]
9